Exhibit (a)(1)(A)

RADVISION LTD.
OFFER TO PURCHASE FOR CASH
976,212 OF ITS OUTSTANDING ORDINARY SHARES

AT
$7.30 NET PER SHARE

IN AN OFFER BEING CONDUCTED IN THE UNITED STATES AND ISRAEL

THE INITIAL OFFER PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M., NEW YORK TIME, OR 5:00 P.M., ISRAEL TIME, ON THURSDAY, SEPTEMBER 2, 2010, UNLESS THE OFFER IS EXTENDED.

We, RADVISION Ltd., or RADVISION, a company organized under the laws of Israel, are offering to purchase 976,212 ordinary shares, NIS 0.10 par value per share, of RADVISION, or RADVISION shares, constituting 5.0% of the voting power of RADVISION, at the price of $7.30 per RADVISION share, net to you (subject to withholding taxes, as applicable), in cash, without interest.  As of July 26, 2010, there were 19,524,230 RADVISION shares issued and outstanding (excluding 2,991,993 RADVISION shares held as treasury shares).

THE OFFER IS SUBJECT TO THE CONDITIONS DESCRIBED IN SECTION 10.  THE PRINCIPAL CONDITIONS ARE THAT:

•
RADVISION SHARES THAT REPRESENT 5.0% OF THE VOTING POWER (CURRENTLY, 976,212 RADVISION SHARES) ON THE INITIAL COMPLETION DATE (AS DEFINED BELOW) ARE VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE COMPLETION OF THE INITIAL OFFER PERIOD (AS DEFINED BELOW), SUCH THAT FOLLOWING THE CONSUMMATION OF THE OFFER WE WOULD HOLD 3,968,205 RADVISION SHARES IN TREASURY (INCLUDING THE RADVISION SHARES SOUGHT TO BE ACQUIRED HEREUNDER), REPRESENTING APPROXIMATELY 17.62% OF THE ISSUED RADVISION SHARES (INCLUDING THE 2,991,993 RADVISION SHARES HELD IN TREASURY ON THE DATE OF THIS OFFER TO PURCHASE). RADVISION SHARES HELD IN TREASURY DO NOT CARRY ANY RIGHTS, INCLUDING VOTING POWER AND THE RIGHT TO RECEIVE DIVIDENDS FOR SO LONG AS THEY ARE HELD BY US;

•
IN ACCORDANCE WITH ISRAELI LAW, AT THE COMPLETION OF THE INITIAL OFFER PERIOD, THE AGGREGATE NUMBER OF RADVISION SHARES VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN (EXCLUDING THE RADVISION SHARES HELD BY US OR OUR AFFILIATES) MUST EXCEED THE AGGREGATE NUMBER OF RADVISION SHARES REPRESENTED BY NOTICES OF OBJECTION TO THE CONSUMMATION OF THE OFFER; AND

•
IN ACCORDANCE WITH ISRAELI LAW, THE SHAREHOLDERS OF RADVISION ARE REQUIRED TO APPROVE THE TRANSACTION, BY A SPECIAL MAJORITY (THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE RADVISION SHARES PRESENT, IN PERSON OR BY PROXY, AND VOTING ON THE MATTER, PROVIDED THAT EITHER (I) SUCH MAJORITY INCLUDES AT LEAST ONE-THIRD OF THE VOTES OF DISINTERESTED SHAREHOLDERS VOTING ON THE MATTER (NOT INCLUDING ABSTENTIONS) OR (II) THE TOTAL NUMBER OF VOTES OF DISINTERESTED SHAREHOLDERS VOTING AGAINST THE OFFER DOES NOT EXCEED ONE PERCENT OF OUR VOTING POWER), AT RADVISION’S EXTRAORDINARY GENERAL MEETING, SCHEDULED TO TAKE PLACE ON TUESDAY, AUGUST 31, 2010.

•
A proxy statement describing the proposal on the agenda for the extraordinary general meeting and proxy cards for use by shareholders that cannot attend the meeting in person will be sent to our shareholders separately on or about August 4, 2010.  We will also furnish the proxy statement to the United States Securities and Exchange Commission, or the SEC, on Form 6-K. Shareholders are strongly advised to read the proxy statement when it becomes available, because it will contain important information relating to the offer. Whether or not you choose to tender your RADVISION shares in this offer, we urge you to vote in the extraordinary general meeting.  Proxies must be received no later than 10:00 a.m. (Israel time) on Sunday, August 29, 2010 to be validly included in the tally of RADVISION shares in the extraordinary general meeting.  Following its filing on or about August 2, 2010, the proxy statement and other related documents may be obtained for free at our offices at 24 Raoul Wallenberg Street, Tel Aviv, Israel, during regular business hours, as well as from our Web site at www.radvision.com/Corporate/Investors or by directing such request to the Information Agent or our Israeli Legal Counsel (see below).

THE OFFER IS NOT CONDITIONED ON THE AVAILABILITY OF FINANCING.  PLEASE READ SECTION 10, WHICH SETS FORTH IN FULL THE CONDITIONS TO THE OFFER.

IF MORE THAN 976,212 RADVISION SHARES ARE VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN IN THE UNITED STATES AND ISRAEL IN THE AGGREGATE, WE WILL PURCHASE A PRO RATA NUMBER OF RADVISION SHARES FROM ALL TENDERING SHAREHOLDERS, SO THAT WE WOULD PURCHASE NO MORE THAN 976,212 RADVISION SHARES.

THE INITIAL PERIOD OF THE OFFER WILL EXPIRE AT 10:00 A.M., NEW YORK TIME, OR 5:00 P.M., ISRAEL TIME, ON THURSDAY, SEPTEMBER 2, 2010, UNLESS THE INITIAL PERIOD OF THE OFFER IS EXTENDED.  WE REFER TO THIS PERIOD, AS MAY BE EXTENDED, AS THE INITIAL OFFER PERIOD.  UPON THE TERMS OF, AND SUBJECT TO THE CONDITIONS TO, THE OFFER, IF PRIOR TO THE COMPLETION OF THE INITIAL OFFER PERIOD, ALL THE CONDITIONS TO THE OFFER ARE SATISFIED OR, SUBJECT TO APPLICABLE LAW, WAIVED BY US, WE WILL PROVIDE YOU WITH AN ADDITIONAL FIVE CALENDAR-DAY PERIOD, UNTIL 10:00 A.M., NEW YORK TIME, OR 5:00 P.M., ISRAEL TIME, ON TUESDAY, SEPTEMBER 7, 2010, DURING WHICH YOU MAY TENDER YOUR RADVISION SHARES.  WE REFER TO THIS ADDITIONAL PERIOD AS THE ADDITIONAL OFFER PERIOD.  THE EXPIRATION OF THE ADDITIONAL OFFER PERIOD WILL CHANGE IF WE DECIDE TO EXTEND THE INITIAL OFFER PERIOD.  See Section 1 and Section 10.

RADVISION’s shares are listed and traded on the Nasdaq Global Market, or Nasdaq and on the Tel Aviv Stock Exchange Ltd., or the TASE, both under the ticker symbol “RVSN”. On July 26, 2010, the last full trading day on Nasdaq and the TASE before we commenced the offer, the closing sale price of the RADVISION shares was $6.64 per share on Nasdaq and NIS 24.64 per share ($6.39 based on an exchange rate of NIS 3.859 per United States dollar as of July 26, 2010) on the TASE.  We encourage you to obtain current market quotations for the RADVISION shares before deciding whether to tender your RADVISION shares. See Section 6.

OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER. HOWEVER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD OR SHOULD NOT TENDER YOUR RADVISION SHARES. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU SHOULD CAREFULLY EVALUATE ALL INFORMATION IN THIS OFFER TO PURCHASE AND THE OTHER RELATED DOCUMENTS DELIVERED TO YOU, CONSULT YOUR OWN INVESTMENT AND TAX ADVISORS, AND MAKE YOUR OWN DECISIONS AS TO WHETHER TO TENDER RADVISION SHARES AND, IF SO, HOW MANY RADVISION SHARES TO TENDER.
_______________________

In the United States, the Information Agent for the offer is:

MacKenzie Partners, Inc.

In Israel, information concerning the offer is available from our Israeli legal counsel:

Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.

                                                                                                                                                                               July 27, 2010

2

IMPORTANT

The offer is being conducted simultaneously in the United States and Israel.  Pursuant to the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder relating to tender offers, to which we collectively refer as the Israeli Securities Law, we have filed this offer to purchase together with a cover statement in the Hebrew language with the Israeli Securities Authority, or the ISA, and the Tel Aviv Stock Exchange Ltd., or the TASE.  We have also filed an English translation of the cover statement from the Hebrew language as an exhibit to the Schedule TO that we filed with the SEC.

The offer has not been approved or disapproved by the SEC, any state securities commission, or the ISA, nor has the SEC, any state securities commission or the ISA passed upon the fairness or merits of the offer or upon the accuracy or adequacy of the information contained in this offer to purchase.  Any representation to the contrary is a criminal offense.

We have not authorized any person to make any recommendation on our behalf as to whether you should or should not tender your RADVISION shares in the offer.  You should rely only on the information contained in this offer to purchase and the other related documents delivered to you or to which we have referred you.  We have not authorized any person to give any information or to make any representation in connection with the offer, other than those contained in this offer to purchase and the other related documents delivered to you or to which we have referred you.  If anyone makes any recommendation or representation to you or gives you any information, you must not rely on that recommendation, representation or information as having been authorized by us.
____________________

Holders of RADVISION shares who hold their RADVISION shares through a TASE member, or who are named as holders of RADVISION shares in the Register of Shareholders of RADVISION Ltd., should tender their RADVISION shares to Clal Finance Batucha Investment Management Ltd., who, with its affiliates, serve as the Israeli Depositary, pursuant to the applicable instructions in Section 3.  All other holders of RADVISION shares should tender their RADVISION shares to American Stock Transfer & Trust Company, the U.S. Depositary (which we refer to, together with the Israeli Depositary, as the Depositaries), pursuant to the applicable instructions in Section 3.  For the addresses and telephone numbers of the Depositaries, see the back cover of this offer to purchase.

Section 3 also describes a right that shareholders have to object to the offer.
____________________

Upon the terms of, and subject to the conditions to, the offer (including any terms of, and conditions to, any extension or amendment), subject to proration, we will accept for payment and pay for the RADVISION shares that are validly tendered and not properly withdrawn prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on September 2, 2010, unless and until we extend the period of time during which the initial period of the offer is open.  This period, as may be extended, is referred to as the Initial Offer Period, and the date of completion of the Initial Offer Period is referred to as the Initial Completion Date. We will publicly announce in accordance with applicable law, and in any event issue a press release by 9:00 a.m., New York time, or 4:00 p.m., Israel time, on the U.S. business day following the Initial Completion Date, stating whether or not the conditions to the offer have been satisfied or, subject to applicable law, waived by us.  As required by Israeli law, if the conditions to the offer are satisfied or, subject to applicable law, waived by us, then if, with respect to each RADVISION share owned by you,

•	you have not yet responded to the offer,

•	you have notified us of your objection to the offer, or

•	you have validly tendered such RADVISION share but have properly withdrawn your tender during the Initial Offer Period,

3

then you will be afforded an additional five calendar-day period, until 10:00 a.m., New York time, or 5:00 p.m., Israel time, on September 7, 2010, during which you may tender each such RADVISION share.  We refer to this additional period as the Additional Offer Period.  Under Israeli law the Additional Offer Period is normally four calendar days but we are extending it to five calendar days to ensure that the Initial Completion Date and the Final Expiration Date each occurs on a business day in both the United States and Israel. (September 6, 2010 is a federal holiday, Labor Day, in the United States.)  The date of completion of the Additional Offer Period will change if we decide to extend the Initial Offer Period.  RADVISION shares tendered during the Initial Offer Period may be withdrawn at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, but not during the Additional Offer Period.  In this respect, we urge you to read Section 1, Section 4 and Section 10.
____________________

Any questions and requests for assistance may be directed to MacKenzie Partners, Inc., our Information Agent in the United States, or Mr. Yoni Henner of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co., our legal counsel in Israel, at their addresses and telephone numbers set forth on the back cover of this offer to purchase.

Additional copies of this offer to purchase, the Letter of Transmittal and other related materials may be obtained from the Information Agent or the Israeli Depositary upon request.

4

Unless the context otherwise requires, all references in this offer to purchase to "RADVISION," “us,“ “we,“ and “our“ are to RADVISION Ltd., all references to "Nasdaq" are to the Nasdaq Global Market, all references to "TASE" are to the Tel Aviv Stock Exchange Ltd., all references to "dollars" or "$" are to United States dollars, all references to "NIS" are to New Israeli Shekel, and all references to the “Israeli Companies Law” are to the Israeli Companies Law 5759-1999.

Unless the context otherwise requires, the percentages of the issued and outstanding RADVISION shares and the percentages of the voting power of RADVISION stated throughout this offer to purchase are based on 19,524,230 shares issued and outstanding as of July 26, 2010, which includes RADVISION shares issued under the Year 1996 Key Employee Share Incentive Plan, Year 1999 consultants’ option plan and Year 2000 Employee Stock Option of RADVISION but excluding 2,991,993 RADVISION shares held as treasury shares.

Unless otherwise indicated or the context otherwise requires, for purposes of this offer to purchase, (i) an "Israeli business day" means any day other than a Friday, Saturday, or any other day on which the banks in Israel are permitted not to be open for business and (ii) a "U.S. business day" means any day other than a Saturday, Sunday, U.S. federal holiday or any other day on which the banks in the U.S. are permitted not to be open for business.

SUMMARY TERM SHEET

This summary term sheet is a brief summary of the material provisions of this offer to purchase 5.0% of the issued and outstanding ordinary shares of RADVISION, par value NIS 0.10 per share, or  RADVISION shares, being made by RADVISION, and is meant to help you understand the offer.  This summary term sheet is not meant to be a substitute for the information contained in the remainder of this offer to purchase, and the information contained in this summary term sheet is qualified in its entirety by the fuller descriptions and explanations contained in the later pages of this offer to purchase.  The following are some of the questions you, as a shareholder of RADVISION, may have about us and the offer and answers to those questions.  We recommend that you carefully read this entire offer to purchase, the Letter of Transmittal and other related documents delivered to you prior to making any decision regarding whether to tender your shares.

Who is offering to buy my securities?

We are RADVISION Ltd., and we are offering to purchase your RADVISION shares.  See Section 8.

How many shares are sought in the offer?

Subject to certain conditions, we are offering to purchase RADVISION shares, representing 5.0% of the voting power of RADVISION (currently 976,212 RADVISION shares).  See Section 1.

If more than 976,212 shares are validly tendered and not properly withdrawn, we will purchase 976,212 shares on a pro rata basis from all shareholders who have validly tendered their shares in the Initial Offer Period and the Additional Offer Period and have not properly withdrawn their shares before the completion of the Initial Offer Period.  The number of shares that we will purchase from each tendering shareholder will be based on the total number of shares validly tendered by all shareholders in the Initial Offer Period and the Additional Offer Period and not properly withdrawn before the completion of the Initial Offer Period.  You may only withdraw previously tendered shares prior to the completion of the Initial Offer Period.  See Section 1 and Section 4.

How much are you offering to pay and what is the form of payment?

We are offering to pay $7.30 per RADVISION share, net to you (subject to withholding taxes, as applicable), in cash, without interest.  All shareholders tendering their RADVISION shares in the offer will be paid solely in United States dollars.  See “Introduction,” Section 1, Section 2 and, with respect to withholding taxes, Section 5.

What is the market value of my RADVISION shares as of a recent date?

On July 26, 2010, the last full trading day on Nasdaq and the TASE before we commenced the offer, the closing sale price of the RADVISION shares was $6.64 per share on Nasdaq and NIS 24.64 per share ($6.39 based on an exchange rate of NIS3.859 per United States dollar as of July 26, 2010) on the TASE.  The average closing sale price for RADVISION shares on Nasdaq during the period of January 27, 2010 through July 26, 2010 (the six months prior to the date of this offer to purchase) was $6.26 per share. Accordingly, the purchase price in the offer is 16.6% higher than the average closing sale price on Nasdaq during that period and is 9.9% higher than the closing sale price on Nasdaq on July 26, 2010. We recommend that you obtain a recent quotation for your RADVISION shares prior to deciding whether or not to tender your RADVISION shares.  See Section 6.

Do you have the financial resources to pay the purchase price in the offer?

Yes.  The purchase of the RADVISION shares in the offer will be financed by our internal resources.  The offer is not conditioned on the availability of financing.

According to Israeli law, to secure the payment for the RADVISION shares tendered in the offer, the Israeli Depositary, which is a member of the TASE, has agreed to guarantee our obligation to pay for the RADVISION shares.  To secure this guarantee, we have engaged the Israeli Depositary to act as an escrow agent and have deposited cash into an escrow account in an amount sufficient to pay for the number of RADVISION shares that we are offering to purchase.

See Section 2 and Section 9.

Is your financial condition relevant to my Decision on whether to tender in the offer?

No. Because our offer is not conditioned on the availability of financing, we possess all of the necessary funds to consummate the offer from cash on hand, and we have deposited cash into an escrow account with the Israeli Depositary in an amount sufficient to pay for the number of RADVISION shares that we are offering to purchase, we believe that our financial condition is not material to a decision to tender to this offer.  See Section 2 and Section 9.

Can I object to the offer?

Yes.  Pursuant to Israeli law, you may object to the offer.  If you want to notify us of your objection to the offer you must complete and sign the accompanying Notice of Objection and deliver it prior to the completion of the Initial Offer Period on September 2, 2010 (as may be extended) by following the applicable procedures and instructions described in Section 3.  Under Israeli law, since the consummation of the offer will result in Mr. Zohar Zisapel, the Chairman of our board of directors, (together with his affiliates) being the owner of more than 25.0% of the voting power of RADVISION, the aggregate number of RADVISION shares validly tendered in the offer and not properly withdrawn at the completion of the Initial Offer Period (excluding the RADVISION shares held by us or our affiliates) must exceed the aggregate number of RADVISION shares represented by Notices of Objection to the offer.  This is one of the conditions to the offer and if it is not met we will be prohibited from purchasing any RADVISION shares tendered in the offer.  See the answer to the question “What are the most significant conditions to the offer?” below, “Background to the Offer — Rights of Shareholders Who Do Not Accept the Offer,” Section 3 and Section 10. For details on the RADVISION shares held by Mr. Zohar Zisapel and his affiliates see “Background to the Offer — Beneficial Ownership of Shares.”

What are the most significant conditions to the offer?

The offer is conditioned on, among other things, the following:

RADVISION shares representing 5.0% of the voting power of RADVISION on the Initial Completion Date (currently, 976,212 RADVISION shares) must be validly tendered and not properly withdrawn prior to the completion of the Initial Offer Period, on September 2, 2010 (as may be extended by us);

at the completion of the Initial Offer Period, the aggregate number of RADVISION shares validly tendered in the offer and not properly withdrawn (excluding the RADVISION shares held by us or our affiliates) must be greater than the aggregate number of RADVISION shares represented by Notices of Objection to the offer; and

in accordance with Israeli law, the shareholders of RADVISION are required to approve the transaction, by a special majority (the affirmative vote of the holders of a majority of the RADVISION shares present, in person or by proxy, and voting on the matter, provided that either (i) such majority includes at least one-third of the votes of disinterested shareholders voting on the matter (not including abstentions) or (ii) the total number of votes of disinterested shareholders voted against the matter does not exceed one percent of our voting power), at RADVISION’s extraordinary general meeting, scheduled to take place on Tuesday, August 31, 2010.

The offer is not conditioned on the availability of financing.

See “Background to the Offer — Rights of Shareholders Who Do Not Accept the Offer” and Section 10, which sets forth in full the conditions to the offer and describes those conditions to the offer that are waiveable by us.

How can I vote at the extraordinary general meeting?

•
A proxy statement describing the proposal on the agenda for the extraordinary general meeting and proxy cards for use by shareholders that cannot attend the meeting in person will be sent to our shareholders separately on or about August 4, 2010.  We will also furnish the proxy statement to the SEC on Form 6-K. You are strongly advised to read the proxy statement when it becomes available, because it will contain important information relating to the offer.  Whether or not you choose to tender your RADVISION shares in this offer, we urge you to vote in the extraordinary general meeting.  Proxies must be received no later than 10:00 a.m. (Israel time) on Sunday, August 29, 2010 to be validly included in the tally of RADVISION shares voted at the extraordinary general meeting. Following its filing on or about August 2, 2010, the proxy statement and other related documents may be obtained for free at our offices at 24 Raoul Wallenberg Street, Tel Aviv, Israel, during regular business hours, as well as from our Web site at www.radvision.com/Corporate/Investors or by directing such request to the Information Agent or our Israeli Legal Counsel (see the back cover of this offer to purchase).

•
You may tender your shares in this offer, take no action or deliver a Notice of Objection to this offer, whether or not you vote to approve the offer in the extraordinary general meeting.  A vote against this offer in the extraordinary general meeting will not constitute a Notice of Objection to the offer. A vote in favor of this offer in the extraordinary general meeting will not constitute a tender of RADVISION shares in the offer.

What will happen if the conditions to the offer are not satisfied?

If any condition is not satisfied, we may elect not to purchase, or may be prohibited from purchasing, any RADVISION shares tendered in the offer, or, subject to applicable law, we may waive such conditions.  See “Introduction,” Section 1 and Section 10.

How long do I have to decide whether to tender in the offer?

You may tender your RADVISION shares until 10:00 a.m., New York time, or 5:00 p.m., Israel time, on September 2, 2010 (as may be extended).  We refer to this period from the commencement of the offer until September 2, 2010, as may be extended, as the Initial Offer Period, and the date of completion of the Initial Offer Period is referred to as the Initial Completion Date.

We will publicly announce in accordance with applicable law, and in any event issue a press release by 9:00 a.m., New York time, or 4:00 p.m., Israel time, on the U.S. business day following the Initial Completion Date, stating whether or not the conditions to the offer have been satisfied or, subject to applicable law, waived by us.  As required by Israeli law, if the conditions to the offer are satisfied or, subject to applicable law, waived by us, then if, with respect to each RADVISION share owned by you,

►	you have not yet responded to the offer,

►	you have notified us of your objection to the offer, or

►	you have validly tendered such RADVISION share but have properly withdrawn your tender during the Initial Offer Period,

you will be afforded an additional five calendar-day period following the Initial Completion Date, until 10:00 a.m., New York time, or 5:00 p.m., Israel time, on September 7, 2010, during which you may tender each such RADVISION share.  Under Israeli law the Additional Offer Period is normally four calendar days but we are extending it to five calendar days to ensure that the Initial Completion Date and the Final Expiration Date each occurs on a business day in both the United States and Israel. (September 6, 2010 is a federal holiday, Labor Day, in the United States.) We refer to this additional period as the Additional Offer Period and the date of expiration of the Additional Offer Period is referred to as the Final Expiration Date.  The Final Expiration Date will change if we decide to extend the Initial Offer Period.

See “Introduction,” Section 1, Section 3 and Section 10.

How do I tender my RADVISION shares and to which depositary should I tender?

This depends on the manner in which you hold your RADVISION shares:

if you hold your RADVISION shares through a TASE member or you are named as a holder of the RADVISION shares in the Register of Shareholders of RADVISION, you should tender your RADVISION shares to the Israeli Depositary by following the applicable procedures and instructions described in Section 3; and

all other holders of RADVISION shares should tender their RADVISION shares to the U.S. Depositary by following the applicable procedures and instructions described in Section 3.

Can I tender my RADVISION shares using a guaranteed delivery procedure?

No.  You may only tender your RADVISION shares by following the applicable procedures and instructions described in Section 3.

When can I withdraw the RADVISION shares I tendered in the offer?

You may withdraw any previously tendered RADVISION shares at any time prior to the completion of the Initial Offer Period, but not during the Additional Offer Period.  In addition, under U.S. law, tendered RADVISION shares may be withdrawn at any time after 60 days from the date of the commencement of the offer if we have not yet accepted the RADVISION shares for payment.  See Section 1 and Section 4.

When will you pay for the RADVISION shares tendered in the offer?

All of the RADVISION shares validly tendered in the offer and not properly withdrawn will be paid for promptly following the Final Expiration Date, subject to proration.  We expect to make such payment, including in the event that proration of tendered RADVISION shares is required, within five U.S. business days following the Final Expiration Date.  See Section 1, Section 2 and Section 10.

Can the offer be extended, and under what circumstances?

We have the right, in our sole discretion, to extend the Initial Offer Period, subject to applicable law.  In addition, in certain circumstances, we may be required by law to extend the Initial Offer Period.  See Section 1.

How will we be notified if the offer is extended?

If we decide or are required by law to extend the Initial Offer Period, we will inform the Depositaries and our Israeli legal counsel of that fact.  We will also publicly announce the new Initial Completion Date in accordance with applicable law, and in any event issue a press release to that effect no later than 9:00 a.m., New York time, or 4:00 p.m., Israel time, on the first U.S. business day following the day on which we decide to extend the Initial Offer Period.  Under Israeli law, we are required to publicly announce the new expiration date no later than one Israeli business day prior to the Initial Completion Date.  See Section 1.

Has RADVISION or its board of directors adopted a position on the offer?

Our board of directors has approved the offer. However, neither we nor our board of directors makes any recommendation to you as to whether you should or should not tender your shares. You must make your own decision as to whether to tender your shares in the offer and, if so, how many shares to tender. See “Introduction,” “Background to the Offer – Purpose of the Offer; Reasons for the Offer” and “Background to the Offer – Plans for RADVISION after the Offer; Certain Effects of the Offer.”

What should I do before I decide whether or not to tender my RADVISION shares?

Before making a decision with respect to whether or not to tender your RADVISION shares in the offer, you are urged to carefully evaluate all the information in this offer to purchase, including the discussion of the material United States federal income tax and Israeli income tax considerations with respect to the offer contained in Section 5, and the other related documents delivered to you or to which we refer you, and consult your own investment and tax advisors. You should also obtain a recent quotation for the RADVISION shares prior to deciding whether or not to tender your shares. See Section 6.

Do any of RADVISION's directors, executive officers or affiliates intend to tender any shares in the offer?

All of our directors and executive officers have informed us that they do not intend to tender their RADVISION shares in the offer. To our knowledge, none of our affiliates (including directors and executive officers) intend to tender any RADVISION shares in the offer.  See “Introduction” and “Background to the Offer -- Plans for RADVISION after the Offer; Certain Effects of the Offer.”

Are there any conflicts of interest in the offer?

Yes.  Mr. Zohar Zisapel, the Chairman of our board of directors, who currently beneficially owns approximately 24.97 % of the issued and outstanding RADVISION shares (excluding shares held by us in treasury, but including options, held by Mr. Zisapel, to purchase 45,000 RADVISION shares that are exercisable as of today or within 60 days of the date of this offer to purchase) and 24.80% of the RADVISION voting power, has informed us that he does not intend to tender his RADVISION shares in the offer.  If the offer is successful, Mr. Zisapel will own more than 25.0% of our voting power, will be deemed a “controlling shareholder” under Israeli law, and will be able to purchase RADVISION shares in the open market or through private transactions, and not solely by means of a tender offer, as long as his (together with his affiliates) aggregate percentage ownership of issued and outstanding RADVISION shares does not reach 45.0%.  If the offer is not consummated, Mr. Zisapel will be prohibited by Israeli law to hold more than 25.0% of our voting power.  This offer, if successful, will relieve Mr. Zohar Zisapel from the need to conduct a special tender offer by himself should he wish to hold more than 25.0% of our voting power.  Accordingly, Mr. Zohar Zisapel has a “personal interest” in the offer (as such term is defined in Section 1 of the Israeli Companies Law).  Therefore, Mr. Zohar Zisapel did not take any part in the deliberations or voting of the board of directors of RADVISION in connection with the offer.  In addition, Mr. Zohar Zisapel’s votes at the extraordinary general meeting of shareholders of RADVISION will not be counted when calculating the votes of disinterested shareholders.

In addition, Mr. Zohar Zisapel’s brother, Mr. Yehuda Zisapel, a principal shareholder of RADVISION, by virtue of his familial relationship to Mr. Zohar Zisapel, is also deemed to have a “personal interest” in the offer pursuant to the Israeli Companies Law.  Accordingly Mr. Yehuda Zisapel’s votes at the extraordinary general meeting of shareholders of RADVISION will also not be counted when calculating the votes of disinterested shareholders.

Mr. Efraim Wachtel, one of our directors, may also be deemed to have a “personal interest” in the offer, by virtue of his being the president and chief executive officer of RAD Data Communication Ltd., or RAD Data, an Israeli company controlled by Mr. Zohar Zisapel. Therefore, Mr. Wachtel did not take any part in the deliberations or voting of the board of directors of RADVISION in connection with the offer.

See Background to the Offer — Background,” “Background to the Offer — Purpose of the Offer; Reasons for the Offer,” “Background to the Offer -- Plans for RADVISION after the Offer; Certain Effects of the Offer,” “Background to the Offer – Interest of Persons in the Offer,” and “Background to the Offer — Beneficial Ownership of Shares”.

v

What are the tax consequences of the offer?

The receipt of cash for RADVISION shares accepted for payment by us from tendering shareholders who are "United States persons" for United States federal income tax purposes will generally be a taxable transaction for United States federal income tax purposes and will generally be treated for United States federal income tax purposes either as (1) a sale or exchange of shares or (2) a distribution in respect of shares.  Shareholders who are U.S. persons are urged to consult their tax advisors regarding the effect of the receipt of cash for RADVISION shares in their particular circumstances.

The receipt of cash for RADVISION shares accepted for payment by us from tendering shareholders will generally be a taxable transaction for Israeli income tax purposes for both Israeli residents and non-Israeli residents, unless a specific exemption is available or a tax treaty between Israel and the shareholder’s country of residence provides otherwise.

Payments to tendering shareholders will be subject to Israeli withholding tax at the fixed rate of 20% for individuals and 25% for entities of the gross proceeds payable to them pursuant to the offer, unless the shareholder is entitled to an exemption or a different withholding rate.  Israeli tax will not be withheld from a tendering shareholder who certifies on the accompanying “Declaration of Status for Israeli Income Tax Purposes” that the shareholder

►	is not a resident of Israel, and

►	acquired their RADVISION shares on or after RADVISION’s initial public offering on Nasdaq on March 14, 2000.

We recommend that you seek professional advice from your own advisors concerning the tax consequences applicable to your particular situation.  See Section 5.

Will the offer result in the delisting of the RADVISION shares?

No.  We expect that the RADVISION shares will continue to trade on Nasdaq and the TASE following completion of the offer.  See Section 7.

With whom may we talk if we have questions about the offer?

You can call MacKenzie Partners, Inc., our Information Agent in the United States, at +1-212-929-5500 or +1-800-322-2885, or our legal counsel in Israel, Goldfarb, Levy, Eran, Meiri, Tzafrir & Co., at +972-3-608-9986, during their respective normal business hours.  See the back cover of this offer to purchase.

INTRODUCTION

We, RADVISION Ltd., or RADVISION, hereby offer to purchase 5.0% of the issued and outstanding ordinary shares, par value NIS 0.10 per share, of RADVISION, or RADVISION shares (currently 976,212 RADVISION shares), at a price of $7.30 per share, net to you (subject to withholding taxes, as applicable), in cash, without interest.  The offer is subject to the terms and conditions set forth in this offer to purchase, the Letter of Transmittal and the other related documents delivered to you.

RADVISION’s shares are listed and traded on the Nasdaq Global Market, or Nasdaq and on the Tel Aviv Stock Exchange Ltd., or the TASE, both under the ticker symbol “RVSN”.  As of July 26, 2010, there were 19,524,230 RADVISION shares issued and outstanding (excluding 2,991,993 RADVISION shares held as treasury shares).  As a result, if we purchase 976,212 RADVISION shares in the offer (the number of RADVISION shares currently expected to be purchased in the offer), we would hold 3,968,205 RADVISION shares in treasury, representing approximately 17.62% of the issued RADVISION shares (including 2,991,993 RADVISION shares held in treasury on the date of this offer to purchase).

The offer is being conducted simultaneously in the United States and in Israel.  The initial period of the offer will be completed at 10:00 a.m., New York time, or 5:00 p.m., Israel time, on September 2, 2010.  We refer to the period from the commencement of the offer until September 2, 2010, as may be extended, as the Initial Offer Period, and the date of completion of the Initial Offer Period is referred to as the Initial Completion Date.  We will publicly announce in accordance with applicable law, and in any event issue a press release by 9:00 a.m., New York time, or 4:00 p.m., Israel time, on the U.S. business day following the Initial Completion Date, stating whether or not the conditions to the offer have been satisfied or, subject to applicable law, waived by us.  As required by Israeli law, if the conditions to the offer have been satisfied or, subject to applicable law, waived by us, then if, with respect to each RADVISION share owned by you, (a) you have not yet responded to the offer, (b) you have notified us of your objection to the offer, or (c) you have validly tendered such RADVISION share but have properly withdrawn your tender during the Initial Offer Period, then you will be afforded an additional five calendar-day period, until 10:00 a.m., New York time, or 5:00 p.m., Israel time, on September 7, 2010, during which you may tender each such RADVISION share.  Under Israeli law the Additional Offer Period is normally four calendar days but we are extending it to five calendar days to ensure that the Initial Completion Date and the Final Expiration Date each occurs on a business day in both the United States and Israel. (September 6, 2010 is a federal holiday, Labor Day, in the United States.) We refer to this additional period as the Additional Offer Period and the date of expiration of the Additional Offer Period is referred to as the Final Expiration Date.  The Final Expiration Date will change if we decide to extend the Initial Offer Period.

We, with the assistance of U.S. legal counsel, have been granted exemptive relief by the United States Securities and Exchange Commission, or the SEC, from Rule 13e-4(f)(2) to provide the five-day additional offering period without withdrawal rights and no-action relief under the provisions of Rule 13e-4(f)(5) and Rule 14e-1(c) to permit payment within five U.S. business days following the Final Expiration Date.  We, with the assistance of Israeli legal counsel, have also been granted exemptive relief by the Israeli Securities Authority, or the ISA, from certain provisions of the Israeli securities laws to enable us to structure a tender offer that would comply with applicable law and regulations in Israel.

If you are a record owner of RADVISION shares and tender directly to American Stock Transfer & Trust Company, the U.S. Depositary, or to Clal Finance Batucha Investment Management Ltd., the Israeli Depositary (which we refer to, together with the U.S. Depositary, as the Depositaries), you will generally not be obligated to pay brokerage service fees or commissions or, except as set forth in the Letter of Transmittal, share transfer taxes with respect to the purchase of RADVISION shares in the offer.  If you hold your RADVISION shares through a bank or broker, we recommend that you check whether they charge any service or other fees.

Under certain circumstances, you may be subject to U.S. federal backup withholding of 28.0% of the gross proceeds payable to you pursuant to the offer and to Israeli withholding tax at various rates, depending on your personal situation. See Section 5 for a more detailed description of the material U.S. federal income tax and Israeli tax considerations applicable to RADVISION's shareholders in connection with the offer.  We recommend that you seek professional advice from your own advisors concerning the tax consequences applicable to your particular situation.

We will pay the fees and expenses of the Depositaries in connection with the offer.  The Depositaries will act as agents for tendering shareholders for the purpose of receiving payment from us and transmitting payments to tendering shareholders whose RADVISION shares are accepted for payment.  We will also pay the fees and expenses incurred by Mackenzie Partners, Inc., our Information Agent, and Goldfarb, Levy, Eran, Meiri, Tzafrir & Co., our Israeli legal counsel, who will both facilitate and answer questions concerning the offer during their respective normal business hours.

The offer is conditioned on RADVISION shares representing 5.0% of the voting power of RADVISION on the Initial Completion Date (currently, 976,212 RADVISION shares), being validly tendered and not properly withdrawn, and we may terminate the offer if the total number of RADVISION shares validly tendered and not properly withdrawn prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date is less than 5.0% of the voting power of RADVISION on the Initial Completion Date.  Certain other conditions to the consummation of the offer are described in Section 10.  We reserve the right (subject to applicable law and the rules of the SEC) to amend or, other than the conditions set forth in clause (a) and clause (c) of Section 10, waive any one or more of the terms of, and conditions to, the offer.  However, if any of these conditions are not satisfied, we may elect not to purchase, or may be prohibited from purchasing any RADVISION shares tendered in the offer.  The offer is not conditioned on our obtaining financing.  See Section 1, Section 10 and Section 10.

Our board of directors has approved the offer. However, neither we nor our board of directors makes any recommendation to you as to whether you should or should not tender your RADVISION shares in the offer. You must make your own decision as to whether to tender your shares and, if so, how many RADVISION shares to tender. See “Background to the Offer – Purpose of the Offer; Reasons for the Offer.”

Mr. Zohar Zisapel, the Chairman of our board of directors and our largest shareholder, his brother, Mr. Yehuda Zisapel, a principal shareholder of RADVISION, and Mr. Efraim Wachtel, one of our directors, may be deemed to have a “personal interest” in the offer pursuant to the Israeli Companies Law.  They have each informed us that they do not intend to tender their RADVISION shares in the offer.  To our knowledge, none of our affiliates (including directors and executive officers) intend to tender any shares in the offer.

This offer to purchase, the Letter of Transmittal and the other related documents delivered to you contain important information which should be read carefully before any decision is made with respect to the offer.

FORWARD-LOOKING STATEMENTS

This offer to purchase, the Letter of Transmittal and the other related documents delivered to you and/or incorporated by reference herein include “forward-looking statements” that are not purely historical regarding our intentions, hopes, beliefs, expectations and strategies for the future, including, without limitation:

•	statements regarding our cash resources following consummation of the offer;

•	statements regarding the public float of RADVISION shares following consummation of the offer;

•	statements regarding whether the RADVISION shares will continue to be "margin securities" following consummation of the offer;

•	statements regarding whether the RADVISION shares will continue to be traded on Nasdaq or the TASE, following consummation of the offer;

•	any statements of the plans, objectives or expectations regarding the future operations or status of RADVISION;

•	any anticipated trends;

•	any statements regarding our long term growth prospects or other future economic conditions or performance; and

•	any statement of assumptions underlying any of the foregoing.

Forward-looking statements that are based on various assumptions (some of which are beyond our control) may be identified by the use of forward-looking terminology, such as "may," "can be," "will," "expects," "anticipates," "intends," "believes," "potential," "view" and similar words and phrases.  Such forward-looking statements are inherently subject to known and unknown risks and uncertainties.  Our actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

•	changes in domestic and foreign economic and market conditions;

•	uncertainty as to the completion or timing of the offer; and

•	the risk factors detailed in our most recent annual report on Form 20-F and other filings with the SEC.

See Section 8 of this offer to purchase for a discussion of certain information relating to RADVISION.  Except as may be required by law, we do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such forward-looking statements.

You should assume that the information appearing in this offer to purchase is accurate as of the date on the front cover of this offer to purchase only.

BACKGROUND TO THE OFFER

Background

In 2007, we announced that our board of directors had authorized the repurchase of up to $30 million of RADVISION shares in the open market from time to time at prevailing market prices.  The repurchase program received the approval of the District Court in Tel Aviv-Jaffa on November 1, 2007 in accordance with the requirements of the Israeli Companies Law.  In 2007, we repurchased 351,179 RADVISION shares under the program at a total purchase price of approximately $4.0 million, or an average price of $11.49 per RADVISION share.  In 2008, we repurchased 1,627,304 RADVISION shares under the program at a total purchase price of approximately $11.1 million, or an average price of $6.84 per RADVISION share. In 2009, we repurchased 204,833 RADVISION shares under the program at a total purchase price of approximately $1.1 million, or an average price of $5.57 per RADVISION share.  In 2010, as of the date of this offer to purchase, we had not repurchased any RADVISION shares.  Since November 2007, we have repurchased an aggregate of 2,183,316 RADVISION shares under the program at a total purchase price of approximately $16.3 million, or an average price of $7.47 per RADVISION share.  As of the date of this offer to purchase, we may purchase an additional $13.7 million of RADVISION shares under the program in the open market. If the offer is successful, we will only be permitted to purchase an additional $6.57 million of RADVISION shares in the open market.

As of July 26, 2010, Mr. Zohar Zisapel, the Chairman of our board of directors, beneficially owned approximately 24.97% of the issued and outstanding RADVISION shares (excluding shares held by us in treasury, but including options, held by Mr. Zisapel, to purchase 45,000 RADVISION shares that are exercisable as of today or within 60 days of the date of this offer to purchase) and 24.80% of the RADVISION voting power as of the date of this offer.  Mr. Zisapel has informed us that he does not intend to tender shares in the offer.  Under Israeli law, a purchase of the shares of a public company may not be made other than by way of a “special tender offer” meeting certain requirements, if, among other things, as a result of the purchase, a shareholder of such company will become the holder of more than 25.0% of the aggregate voting power of the company and no other person owns at least 25.0% of the voting power.  This requirement applies even if the increase in a shareholder's stake to over 25.0% of the voting power is not caused by such shareholder's own acquisition of shares but rather occurs as a result of the purchase of shares by another person, including the issuer of such shares.  For purposes of calculating Mr. Zohar Zisapel’s holdings toward the 25.0% ownership threshold, we are required by the Israeli Companies Law to include shares held by him and his affiliates.  Since Mr. Zisapel’s aggregate percentage of the voting power of RADVISION will exceed 25.0% following consummation of the offer, we were advised that we would be required to conduct the offer as a “special tender offer” meeting the requirements of Israeli law.

Under Israeli law, once a shareholder (together with its affiliates) owns in excess of 25.0% of the voting power of a company, such shareholder may purchase shares in the open market or through private transactions, and not solely through a tender offer, unless as a result of the purchase the shareholder (together with its affiliates) would own in excess of 45.0% of the issued and outstanding shares of the company.  Accordingly, the offer would result in a potential benefit to Mr. Zohar Zisapel if his voting power in RADVISION would be increased to more than 25.0% following the offer and, therefore, Mr. Zisapel is deemed to have a "personal interest" in this offer (as such term is defined in Section 1 of the Israeli Companies Law). In addition, his brother, Mr. Yehuda Zisapel, a principal shareholder of RADVISION, by virtue of his familial relationship to Mr. Zohar Zisapel, is also deemed to have a “personal interest” in the offer. Under Section 268 of the Israeli Companies Law, Zohar and Yehuda Zisapel are deemed to hold their RADVISION shares together for the purpose of the Israeli Companies Law's provisions relating to the approval of interested party transactions. Since Zohar and Yehuda Zisapel currently hold together more than 25.0% of the voting power of RADVISION, the offer may be deemed to constitute an “extraordinary transaction” of RADVISION in which Messrs. Zohar Zisapel and Yehuda Zisapel have a personal interest, and Zohar and Yehuda Zisapel may be deemed to be “controlling shareholders” (as such term is defined in Section 1 of the Israeli Companies Law) for the purpose of the shareholder approval required for this offer. Under the Israeli Companies Law, “extraordinary transactions” of a public company with its controlling shareholder or in which its controlling shareholder has a personal interest, generally require the approval of the company's audit committee, board of directors and shareholders (by a special majority), in that order.

In November 2009 we began exploring the possibility of conducting a tender offer. We therefore, with the assistance of Israeli legal counsel, applied to the ISA for relief from certain provisions of the Israeli securities laws to enable us to structure a tender offer that would comply with applicable law and regulations in both the U.S. and Israel. We obtained exemptive relief from the ISA on December 3, 2009.

On June 7, 2010, our board of directors (excluding Messrs. Zisapel and Wachtel) resolved, following approval by our audit committee, to direct our management to take further action to commence a tender offer.

In accordance with the Israeli Companies Law, our shareholders will be asked to approve (by a special majority, as required by Israeli law) the key terms of the offer, as described above. A proxy statement describing the proposal on the agenda for the extraordinary general meeting to be held on Tuesday, August 31, 2010, and proxy cards for use by shareholders that cannot attend the meeting in person will be sent to our shareholders separately on or about August 4, 2010.  We will also furnish the proxy statement to the SEC on Form 6-K. You are strongly advised to read the proxy statement when it becomes available, because it will contain important information relating to the offer.  Whether or not you choose to tender your RADVISION shares in this offer, we urge you to vote in the extraordinary general meeting.  Proxies must be received no later than 10:00 a.m. (Israel time) on Sunday, August 29, 2010 to be validly included in the tally of RADVISION shares voted at the extraordinary general meeting. Following its filing on or about August 2, 2010, the proxy statement and other related documents may be obtained for free at our offices at 24 Raoul Wallenberg Street, Tel Aviv, Israel, during regular business hours, as well as from our Web site at www.radvision.com/Corporate/Investors or by directing such request to the Information Agent or our Israeli Legal Counsel (see back cover of this offer to purchase).

Beginning in mid May 2010 through the date of this offer to purchase, we continued with preparations in order to enable us to commence a self tender offer if the conditions to commencement of an offer were fulfilled.  In addition, we, with the assistance of U.S. legal counsel, applied to the SEC, for relief from certain provisions of the U.S. securities laws to enable us to structure a tender offer that would comply with applicable law and regulations in both the U.S. and Israel. We obtained exemptive and no-action relief from the SEC on July 23, 2010. In July 2010 we also obtained  a tax opinion with respect to, among other things, the withholding of Israeli tax with respect to the offer.

On July 14, 2010, our board of directors (excluding Messrs. Zisapel and Wachtel) resolved, following approval by our audit committee, to authorize our management to commence the offer, and determined that the offer will be based upon, among other things, the following key terms:

•
The offer price per RADVISION share in the offer will be equal to $7.30, which reflects a premium of 9.9% over the closing price of the RADVISION shares on Nasdaq on July 26, 2010 the last full trading day, on Nasdaq, preceding this offer to purchase; and

•	We will only seek to purchase RADVISION shares representing 5.0% of the voting power of RADVISION.

Purpose of the Offer; Reasons for the Offer

As described above, our audit committee and board of directors determined that we should utilize a portion of our cash to repurchase RADVISION shares by means of this self tender offer. The decision of our audit committee and board of directors to approve the offer (subject to the conditions described in Section 10 (“Conditions to the Offer”)), was the result of careful consideration by our audit committee and board of directors of numerous factors, including, without limitation, the following:

•
in the third quarter of 2007, our board of directors already authorized the repurchase of up to $30 million RADVISION shares in the open market, which was approved by the District Court in Tel Aviv-Jaffa on November 1, 2007, however as a result of the current share ownership of Mr. Zohar Zisapel, we can only repurchase a significant amount of RADVISION shares via a special tender offer, as defined under Israeli law;

•
given our strong cash  position, coupled with our management’s confidence in our long term growth  prospects, we believe that the  repurchase  of RADVISION shares at appropriate price levels is an  attractive  investment for us and is also in the best interests of our shareholders;

•
we believe that the current market value for the RADVISION shares does not properly reflect the value of RADVISION and presents an opportunity for us to repurchase shares at an attractive price per share, while providing the shareholders with an easy opportunity to obtain liquidity with respect to their RADVISION shares by tendering in the offer, for cash and without potential disruption to the share price of the RADVISION shares or the usual transaction costs associated with market sales;

•
by reducing the number of outstanding RADVISION shares, the offer will proportionately increase the relative ownership interest of each of the remaining outstanding RADVISION shares in the Company, and thus in RADVISION’s future earnings and assets, dividends or other distributions, and losses, if any;

•	the offer will not materially impact our activity in a negative way;

•	we possess all necessary funds to consummate the offer from cash on hand; and

•	by reducing the number of RADVISION shares outstanding, the offer is expected to enable us to improve our earnings per RADVISION share and return on equity in future periods.

In reaching its determination to approve the offer, the board of directors consulted with its legal and other advisors, as well as our management, and considered other information relating to us and the proposed transaction, including, but not limited to, the following:

•
based on its review of current business objectives, our available cash and anticipated cash needs and possible alternative uses for our cash, our board of directors determined that the offer is a prudent use of our financial resources. In the course of this review, our board of directors determined that our cash resources are sufficient to both finance the offer and meet our anticipated requirements for future operations, although there can be no assurance in that regard; and

•	certain effects of the offer as more fully described below under “-- Plans for RADVISION after the Offer; Certain Effects of the Offer.”

Although the foregoing discussion sets forth all of the material factors considered by our board of directors in reaching its decision to approve the offer, it may not include all of the factors considered by the board of directors, and each director may have considered different factors.  In view of the variety of factors and the amount of information considered, the board of directors did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its decision. The decision was made after consideration of all of the factors as a whole.

Although our board of directors has approved the offer, neither we nor our board of directors makes any recommendation to you as to whether you should or should not tender your RADVISION shares and neither we nor our board of directors has authorized any person to make any such recommendation. We are not making a recommendation as to whether you should or should not tender your RADVISION shares in the offer because we believe that you should make your own decision based on your views as to the value of your RADVISION shares and our prospects, as well as your liquidity needs, investment objectives and other individual considerations. You should carefully evaluate all information in this offer to purchase, including the discussion of the material U.S. federal income tax and Israeli income tax considerations with respect to the offer contained in Section 5, and the other related documents delivered to you or to which we refer you, consult your own investment and tax advisors, and make your own decisions as to whether or not to tender your RADVISION shares and, if so, how many RADVISION shares to tender.

Under Section 329 of the Israeli Companies Law, our board of directors is required to express its opinion to the shareholders on the advisability of the offer, except that it may refrain from expressing an opinion if it cannot do so, as long as it gives the reasons for not providing an opinion. Our board of directors has approved the offer. However, our board of directors is not expressing its opinion to shareholders on the advisability of the offer or making any recommendation to you as to whether you should or should not tender your RADVISION shares because each holder of RADVISION shares may have its own considerations and unique circumstances, such as the tax consequences and timing of the offer and/or such shareholder's desire to liquidate its investment in its RADVISION shares, and thus such shareholder is in a better position to decide whether tendering or refraining from tendering would be in the best interest of such holder. Moreover, given that the board of directors itself approved the self tender offer, the board of directors felt it would be inappropriate for it then to express an opinion on the advisability of the offer.

Plans for RADVISION after the Offer; Certain Effects of the Offer

Shares that we acquire in the offer will be deemed issued but considered treasury shares (or “dormant shares” as such term is defined in the Israeli Companies Law) that carry no rights, including voting rights and the right to receive dividends, for so long as they are held by us. These shares will be available for us to sell in the future without further shareholder action (except as required by applicable law or the applicable rules of Nasdaq or the TASE) for a variety of purposes including, without limitation, acquisitions, raising additional capital and the satisfaction of obligations under existing or future employee share option plans. We have no current plans for the sale of our shares to be repurchased pursuant to the offer.

Except as otherwise described below or elsewhere in this offer to purchase, we and, to the best of our knowledge, the persons and entities set forth on Schedule I, have no current plans, proposals or negotiations that relate to or would result in the following:

•	an extraordinary corporate transaction, merger, reorganization or liquidation involving RADVISION or any of its subsidiaries;

•	a purchase, sale or transfer of a material amount of the assets of RADVISION or any of its subsidiaries;

•	any material change in the present dividend rate or policy, or indebtedness or capitalization of RADVISION;

•
any change in the present board of directors or management of RADVISION (including, but not limited to, any plan or proposal to change the number or term of directors or to fill any existing vacancy on the board or to change any material term of the employment contract of any executive officer);

•	any other material change in RADVISION’s corporate structure or business;

•	a delisting of the RADVISION shares;

•	the RADVISION shares becoming eligible for termination of registration under Section 12(g)(4) of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act;

•	any suspension of RADVISION’s obligation to file reports under Section 15(d) of the Exchange Act;

•	any acquisition by any person of additional securities of RADVISION, or the disposition of securities of RADVISION, including by tender offer; or

•	any changes in RADVISION 's organizational documents or other actions that could impede the acquisition of control of RADVISION.

From time to time, RADVISION and its subsidiaries have explored, and expect to continue to explore opportunities to make investments, dispose of existing investments or otherwise participate in material financing or business combination transactions, although there can be no assurance as to whether or when any such investments, dispositions or transactions will in fact be made or occur.

After the completion of the offer, we expect to have sufficient cash flow and access to other funding to meet our cash needs for normal operations and anticipated capital expenditures.  However, our actual results may differ from our expectations and we cannot assure you that we will have sufficient cash to meet all our future needs following the consummation of the offer. Future events may materially adversely affect our business, expenses or prospects and could affect our available cash or the availability or cost of external financial resources.  See “—Forward-Looking Statements.”

Our purchase of RADVISION shares pursuant to the offer will reduce the number of RADVISION shares that might otherwise be traded publicly and may reduce the number of RADVISION shareholders.  If the offer is consummated, RADVISION’s “public float,” that is, the number of RADVISION shares owned by RADVISION’s non-affiliated shareholders and available for trading in the securities markets, will be reduced.  This may result in lower share prices or reduced liquidity in the trading market for RADVISION shares in the future.  Nonetheless, we anticipate that there will be a significant number of RADVISION shares issued and outstanding and publicly traded following consummation of the offer to ensure a continued trading market for the RADVISION shares.  Based upon published guidelines of Nasdaq and the TASE, we believe that our purchase of RADVISION shares pursuant to the offer will not, in itself, cause the remaining RADVISION shares to be delisted from Nasdaq or the TASE.

The RADVISION shares are currently “margin securities” under the rules and regulations of the Board of Governors of the Federal Reserve System.  This has the effect, among other things, of allowing brokers to extend credit to their customers using such RADVISION shares as collateral.  We believe that, following the purchase of RADVISION shares pursuant to the offer, the RADVISION shares will continue to be “margin securities” for purposes of the margin rules and regulations of the Board of Governors of the Federal Reserve System.

In addition, upon consummation of the offer shareholders who do not tender any RADVISION shares, or tender less than all of their RADVISION shares, will realize a proportionate increase in their relative ownership interest in RADVISION, and thus in our future earnings and assets, dividends or other distributions, and losses, if any, in accordance with the rights attached to share capital pursuant to our Articles of Association, subject to our right to issue additional shares and other equity securities in the future or to resell the RADVISION shares purchased in the offer. Shareholders may be able to sell non-tendered RADVISION shares in the future on Nasdaq or the TASE, at a net price higher or lower than the offer price. We can give no assurance as to the price at which a shareholder may be able to sell his or her RADVISION shares in the future, which may be higher or lower than the offer price.

As of July 26, 2010, there were 19,524,230 RADVISION shares issued and outstanding (and we held an additional 2,991,993 RADVISION shares as treasury shares).  As a result, if we purchase 976,212 RADVISION shares in the offer (the number of RADVISION shares currently expected to be purchased in the offer), we would hold a total of 3,968,205 RADVISION shares in treasury, representing approximately 17.62% of the issued RADVISION shares.  RADVISION shares held in treasury do not carry any rights, including voting power and the right to receive dividends, for so long as they are held by us.

As of July 26, 2010, Mr. Zohar Zisapel beneficially owned approximately 24.97 % of the issued and outstanding RADVISION shares (excluding shares held by us in treasury, but including options, held by Mr. Zisapel, to purchase 45,000 RADVISION shares that are exercisable as of today or within 60 days of the date of this offer to purchase) and 24.80% of the RADVISION voting power.  Since Mr. Zisapel informed us that he does not intend to tender shares in the offer, Mr. Zisapel’s aggregate percentage of the voting power of RADVISION will exceed 25.0% following consummation of the offer, and he will be deemed a “controlling shareholder” under Israeli law.  Under Israeli law, following the consummation of the offer, transactions between Mr. Zisapel and RADVISION and transactions of RADVISION in which he will have an interest (other than solely through his ownership of RADVISION shares), which are material, or not in the ordinary course of business or not on market terms, require the approval of RADVISION’s shareholders by a special majority.  Specifically, in addition to approval by RADVISION’s audit committee and board of directors, in that order, such transactions would require the affirmative vote of the holders of a majority of the RADVISION shares present , in person or by proxy, and voting on the matter, provided that either (i) such majority includes at least one-third of the votes of disinterested shareholders voting on the matter (not including abstentions) or (ii) the total number of votes of disinterested shareholders voted against the matter does not exceed one percent of our voting power. Under Israeli law, if a shareholder (together with its affiliates) owns in excess of 25.0% of the voting power of a company, such shareholder may purchase shares in the open market or through private transactions, unless as a result of the purchase the shareholder (together with its affiliates) would own 45.0% or more of the issued and outstanding shares of the company (unless there is another shareholder who holds 45.0% or more of the issued and outstanding share capital of the company), in which case the purchase must be made by means of a special tender offer or private placement approved by the shareholders.  Accordingly, since the shareholdings of Mr. Zisapel would be in excess of 25.0% of our voting power following the consummation of the offer, he may purchase RADVISION shares in the open market or through private transactions, and not solely by means of a tender offer, as long as his (together with his affiliates) aggregate percentage ownership of issued and outstanding RADVISION shares does not reach 45.0%.

All of our directors and executive officers have informed us that they do not intend to tender their RADVISION shares in the offer. To our knowledge, none of our affiliates (including directors and executive officers) intend to tender any RADVISION shares in the offer.

From an accounting perspective, upon the consummation of the offer, our shareholders' equity will be reduced by an amount equal to the aggregate consideration that we pay for the RADVISION shares accepted by us for payment in the offer. Therefore, if we purchase the number of RADVISION shares that we propose to purchase in the offer, our shareholders' equity will be reduced by $7.1 million.

In addition, we may in the future distribute additional cash to our shareholders including by way of one or more dividends, distributions or repurchases of additional shares pursuant to one or more open-market purchase programs, through private transactions or through tender offers or otherwise, subject to applicable U.S. and Israeli law, including Rule 13e-4(f)(6) under the Exchange Act, which prohibits us and our affiliates from making any purchases of our shares, other than pursuant to the offer, until at least ten business days after the date of termination of the offer, except pursuant to certain limited exceptions provided in Rule 14e-5 under the Exchange Act.  Future purchases may be on the same terms or on terms that are more or less favorable to our shareholders than the terms of the offer. Any possible future purchases will depend on many factors, including the market price of our shares, the results of the offer, our business and financial position and general economic and market conditions. We currently intend to continue as a publicly-traded company, but we may continue to effect open-market share repurchases up to the $30 million cap approved by our board of directors in 2007, of which $6.57 million will remain following the consummation of the offer. However, under Israeli law, if the offer is successful, we, our controlling shareholders and any corporation under our or their control, are prohibited from conducting an additional tender offer for RADVISION's shares and, as applicable, from merging with RADVISION within 12 months from the date of this offer to purchase.

The offer may limit the ability of RADVISION to use U.S. federal income net operating loss carry forwards. As of December 31, 2009, the U.S. subsidiaries of RADVISION had U.S. federal net operating loss carry forwards of approximately $4.0 million. Subject to certain limitations, net operating loss carry forwards may be used to offset future taxable income and thereby reduce U.S. federal income taxes otherwise payable. Section 382 of the Internal Revenue Code of 1986, as amended, referred to as the Code, imposes an annual limitation on the ability of a corporation that undergoes an “ownership change” to use its net operating loss carry forwards to reduce its tax liability. It is possible that the U.S. subsidiaries of RADVISION may experience “ownership changes” as defined in Section 382 of the Code because of changes in the ownership of RADVISION’s shares, including as a result of consummation of the offer. Accordingly, the use of net operating loss carry forwards by the U.S. subsidiaries of RADVISION may be limited by the annual limitation described in Section 382 of the Code. Any limitation on the use of net operating loss carry forwards could increase the U.S. federal income tax liability of the U.S. subsidiaries of RADVISION.

Rights of Shareholders Who Do Not Accept the Offer

You will have no appraisal or similar rights with respect to the offer.  Under Section 331 of the Israeli Companies Law, you may respond to the offer by accepting the offer or notifying us of your objection to the offer.  Alternatively, you may simply not respond to the offer and not tender your RADVISION shares.  It is a condition to the offer that, at the completion of the Initial Offer Period, the aggregate number of RADVISION shares validly tendered in the offer and not properly withdrawn is greater than the aggregate number of RADVISION shares represented by Notices of Objection.  As required by Section 331(c) of the Israeli Companies Law, in making this calculation, we exclude RADVISION shares held by us or our affiliates.

An excerpt of Section 331 of the Israeli Companies Law is attached as Annex A.

Please see Section 3 for instructions on how to notify us of your objection to the offer.

Interests of Persons in the Offer

You should be aware that some of our affiliates, officers and directors have agreements with us that are described below and that may present us or them with actual or potential conflicts of interest.

Mr. Zohar Zisapel, our Chairman of the board of directors, who currently beneficially owns approximately 24.97% of the issued and outstanding RADVISION shares (excluding shares held by us in treasury, but including options, held by Mr. Zisapel, to purchase 45,000 RADVISION shares that are exercisable as of today or within 60 days of the date of this offer to purchase) and 24.80% of the RADVISION voting power, has informed us that he does not intend to tender his RADVISION shares in the offer.  If the offer is successful, Mr. Zisapel will hold approximately 26.11% of the RADVISION voting power, and will be deemed a “controlling shareholder” under Israeli law.  If the offer is successful, Mr. Zisapel will be able to purchase RADVISION shares in the open market or through private transactions, and not solely by means of a tender offer, as long as his (together with his affiliates) aggregate percentage of RADVISION voting power does not reach 45.0% (unless there is another shareholder who holds 45.0% or more of the RADVISION voting power), in which case the purchase must be made by means of a special tender offer or private placement approved by the shareholders.  If the offer is not consummated, Mr. Zisapel will be prohibited by Israeli law to hold more than 25.0% of our voting power.  This offer, if successful, will relieve Mr. Zisapel from the need to conduct a special tender offer by himself should he wish to hold more than 25.0% of our voting power.  Accordingly, Mr. Zohar Zisapel has a “personal interest” in the offer (as such term is defined in Section 1 of the Israeli Companies Law).  Therefore, Mr. Zohar Zisapel did not take any part in the deliberations or voting of the board of directors of RADVISION in connection with the offer.  In addition, Mr. Zohar Zisapel’s votes at the extraordinary general meeting of shareholders of RADVISION, to be convened on Tuesday, August 31, 2010 for the purpose of approving the offer, will not be counted when calculating the votes of disinterested shareholders.

In addition, Mr. Zohar Zisapel’s brother, Mr. Yehuda Zisapel, a principal shareholder of RADVISION, by virtue of his familial relationship to Mr. Zohar Zisapel, is also deemed to have a “personal interest” in the offer pursuant to Section 1 of the Israeli Companies Law.  Accordingly Mr. Yehuda Zisapel’s votes at the extraordinary general meeting of shareholders of RADVISION, to be convened on Tuesday, August 31, 2010 for the purpose of approving the offer, will also not be counted when calculating the votes of disinterested shareholders.

Mr. Efraim Wachtel, one of our directors, may also be deemed to have a “personal interest” in the offer, by virtue of his position as president and chief executive officer of RAD Data, a company controlled by Mr. Zohar Zisapel. Therefore, Mr. Wachtel did not take any part in the deliberations or voting of the board of directors of RADVISION in connection with the offer.

Transactions and Arrangements Concerning the Shares

Except as set forth in this offer to purchase, neither we nor, to the best of our knowledge, any of the persons and entities listed on Schedule I, any associate or majority-owned subsidiary of ours or any executive officer or director of any subsidiary of ours, has effected any transaction in the shares of RADVISION during the past 60 days.

Except as otherwise described below and elsewhere in this offer to purchase, neither we nor, to the best of our knowledge, any of the persons and entities listed on Schedule I or any other entity in our control or in their control, is a party to any agreement, arrangement, or understanding, whether or not legally enforceable, with any other person with respect to any securities of RADVISION, including, but not limited to, any agreement, arrangement or understanding relating to the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss, or the giving or withholding of proxies, consents or authorizations.

Stock Option Plan

In 2000, we adopted our 2000 Employee Stock Option Plan, or the 2000 Plan, which authorizes the grant of options to employees and consultants of our company and its subsidiaries.  The 2000 Plan initially authorized the issuance thereunder of up to 636,477 RADVISION shares and, in addition, subject to sufficient authorized share capital, provides for the reservation of up to 4.0% of our share capital, on a fully diluted basis, in each subsequent year following the adoption of the plan in 2000.  We are currently authorized to issue up to 7,943,017 RADVISION shares under the 2000 Plan.

Presently, we only grant new options under the 2000 Plan.  The option committee appointed by the board of directors administers the 2000 Plan, subject to the ratification of the board of directors.

The following table details certain information with respect to the 2000 Plan:

Option Plans*
Number of shares available for future option awards	715,520
Number of options exercised	4,298,374
Number of options outstanding	3,646,855
Weighted average exercise price of options outstanding	$8.832

* The data presented in this column are as of July 20, 2010.

The foregoing description is qualified in its entirety by reference to the Option Plans, which are filed as exhibits to our Schedule TO and are hereby incorporated by reference.

Repurchase Program

In 2007, we announced that our board of directors had authorized the repurchase of up to $30 million of RADVISION shares in the open market from time to time at prevailing market prices.  The repurchase program received the approval of the District Court in Tel Aviv-Jaffa on November 1, 2007 in accordance with the requirements of the Israeli Companies Law.  In 2007, we repurchased 351,179 RADVISION shares under the program at a total purchase price of approximately $4 million, or an average price of $11.49 per RADVISION share.  In 2008, we repurchased 1,627,304 RADVISION shares under the program at a total purchase price of approximately $11.1 million, or an average price of $6.84 per RADVISION share. In 2009, we repurchased 204,833 RADVISION shares under the program at a total purchase price of approximately $1.1 million, or an average price of $5.57 per RADVISION share.  In 2010, as of the date of this offer to purchase, we had not repurchased any RADVISION shares. Since November 2007, we have repurchased an aggregate of 2,183,316 RADVISION shares under the program at a total purchase price of approximately $16.3 million, or an average price of $7.47 per RADVISION share.  As of the date of this offer to purchase we may purchase an additional $13.7 million of RADVISION shares under the program in the open market. If the offer is successful, we will only be permitted to purchase an additional $6.57 million of RADVISION shares in the open market.

Beneficial Ownership of Shares

As of July 26, 2010, there were 19,524,230 RADVISION shares issued and outstanding (excluding 2,991,993 RADVISION shares held as treasury shares).  As a result, if we purchase 976,212 RADVISION shares in the offer (the number of RADVISION shares currently expected to be purchased in the offer), we would hold 3,968,205 RADVISION shares in treasury (including 2,991,993 RADVISION shares held in treasury on the date of this offer to purchase), representing approximately 17.62% of the issued RADVISION shares.

The following table sets forth certain information as of July 26, 2010 (unless otherwise indicated below) regarding the beneficial ownership by (i) all shareholders known to us to own beneficially more than 5.0% of the RADVISION shares, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group:

Name	Number of RADVISION shares beneficially owned (1)		Percentage of outstanding RADVISION shares (2)
Zohar Zisapel	4,887,401	(3)	24.97%
Yehuda Zisapel	1,341,950	(4)	6.87%
Renaissance Technologies, LLC	1,252,470	(5)	6.41%
TimesSquare Capital Management, LLC	1,184,900	(6)	6.07%
Ross Margolies.	1,004,612	(7)	5.15%
Boaz Raviv	419,437	(8)	2.10%
Adi Sfadia	*		*
Joseph Atsmon	*		*
Liora Lev	*		*
Yoseph Linde	*		*
Efraim Wachtel	*		*
All directors and executive officers as a group (7 persons)	5,527,263		28.31%
 ____________________________
*	Less than 1.0%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting or investment power with respect to securities.  RADVISION shares relating to options currently exercisable or exercisable within 60 days of the date of this offer to purchase are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.  Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)	The percentages shown are based on 19,524,230 RADVISION shares issued and outstanding (which excludes 2,991,993 RADVISION shares held as treasury shares) as of July 26, 2010.

(3)
Includes (i) 3,223,235 RADVISION shares owned of record by Mr. Zohar Zisapel; (ii) 45,000 RADVISION shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of the date of this offer to purchase, granted to Mr. Zohar Zisapel; (iii) 1,121,097 RADVISION shares owned of record by Lomsha Ltd., an Israeli company controlled by Mr. Zohar Zisapel; (iv) 310,856 RADVISION shares owned of record by Michael and Klil Holdings (93) Ltd., an Israeli company controlled by Mr. Zohar Zisapel; and (v) 187,213 RADVISION shares owned of record by RAD Data.  Mr. Zohar Zisapel is a principal shareholder and Chairman of the board of directors of RAD Data.  Mr. Zohar Zisapel and his brother, Mr. Yehuda Zisapel, have shared voting and dispositive power with respect to the shares held by RAD Data.

(4)
Based solely upon, and qualified in its entirety with reference to, a Schedule 13G/A filed with the SEC on January 21, 2009.  Includes: (i) 751,901 Ordinary Shares owned of record by Mr. Yehuda Zisapel; (ii) 402,836 Ordinary Shares owned of record by RADbit Inc., a company wholly-owned by Mr. Yehuda Zisapel; and (iii) 187,213 Ordinary Shares owned of record by RAD Data Communications Ltd., an Israeli company.  Mr. Yehuda Zisapel is a principal shareholder and a director of RAD Data Communications Ltd.  Mr. Yehuda Zisapel and his brother, Mr. Zohar Zisapel, have shared voting and dispositive power with respect to the shares held by RAD Data Communications Ltd.

(5)
Based solely upon, and qualified in its entirety with reference to, a Schedule 13G/A filed with the SEC on February 12, 2010.  The Schedule 13G/A was filed by Renaissance Technologies LLC and James H. Simons due to his controlling interest in Renaissance Technologies LLC.

(6)	Based solely upon, and qualified in its entirety with reference to, a Schedule 13G/A filed with the SEC on January 31, 2008.

(7)
Based solely upon, and qualified in its entirety with reference to, a Schedule 13G/A filed with the SEC on April 20, 2010.  The Schedule 13G/A states that of such shares, 993,500 RADVISION shares are held by Stelliam Master Fund, L.P., a Cayman Islands exempted limited partnership, and Stelliam Master Long Fund, L.P., a Cayman Islands exempted limited partnership.  Stelliam Investment Management LP serves as investment manager for such funds and Mr. Ross Margolies is the managing member of Stelliam Investment Management LP.  Therefore, each of Stelliam Investment Management LP and Mr. Margolies may be deemed to be the beneficial owner of shares held for the account of such funds.  In addition, the Schedule 13G/A states that Mr. Margolies holds directly 11,112 RADVISION shares.

(8)
This number reflects the 419,437 RADVISION shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of the date of this offer to purchase, granted to Mr. Boaz Raviv.

THE TENDER OFFER

YOU SHOULD READ THIS OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND THE OTHER RELATED DOCUMENTS DELIVERED TO YOU CAREFULLY BEFORE YOU MAKE ANY DECISION WITH RESPECT TO THE OFFER.

1.	TERMS OF THE OFFER; PRORATION; EXPIRATION DATE.

The offer is being made to all of RADVISION’s shareholders.  Upon the terms of, and subject to the conditions to, the offer (including any terms of, and conditions to, any extension or amendment), subject to proration, we will accept for payment and pay for RADVISION shares, that are validly tendered and not properly withdrawn in accordance with Section 4 prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on September 2, 2010, unless and until we extend the period of time during which the initial period of the offer is open.  We refer to the period from the commencement of the offer until September 2, 2010, as may be extended (as described below), as the Initial Offer Period, and the date of completion of the Initial Offer Period is referred to as the Initial Completion Date.

We will publicly announce in accordance with applicable law, and in any event issue a press release by 9:00 a.m., New York time, or 4:00 p.m., Israel time, on the U.S. business day following the Initial Completion Date, stating whether or not the conditions to the offer have been satisfied or, subject to applicable law, waived by us.  Under Israeli law, if the conditions to the offer have been satisfied or, subject to applicable law, waived by us, then the shareholders who have, with respect to each RADVISION share owned by them,

►	not responded to the offer,

►	notified us of their objection to the offer, or

►	validly tendered such RADVISION share but have properly withdrawn their tender during the Initial Offer Period,

will be entitled to tender each such RADVISION share during an additional five calendar-day period commencing at the completion of the Initial Offer Period.  We refer to this period as the Additional Offer Period and to the expiration of such period as the Final Expiration Date.  Shares tendered during the Initial Offer Period may be withdrawn at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, but not during the Additional Offer Period.  In this respect, we recommend that you read Section 4 and Section 10 of this offer to purchase.

Subject to proration, we will also accept for payment and pay for all RADVISION shares validly tendered and not properly withdrawn in accordance with Section 4 prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Final Expiration Date.  We expect to make such payment, including in the event that proration of tendered RADVISION shares is required, within five U.S. business days following the Final Expiration Date.

No fractional RADVISION shares will be purchased by us in the offer.

Conditions to the offer include, among other things, that:

•
prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, there shall have been validly tendered and not properly withdrawn RADVISION shares representing 5.0% of the voting power of RADVISION on the Initial Completion Date (currently, 976,212 RADVISION shares), such that following the consummation of the offer, we would hold 3,968,205 RADVISION shares in treasury (including 2,991,993 RADVISION share held in treasury on the date of this offer to purchase), representing approximately 17.62% of the issued RADVISION shares;

•
as required by Israeli law, at 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, the aggregate number of RADVISION shares validly tendered in the offer and not properly withdrawn (excluding the RADVISION shares held by us or our affiliates) is greater than the aggregate number of RADVISION shares represented by Notices of Objection to the offer;

•
the shareholders of RADVISION shall have approved the offer by a special majority (the affirmative vote of the holders of a majority of the RADVISION shares present , in person or by proxy, and voting on the matter, provided that either (i) such majority includes at least one-third of the votes of disinterested shareholders voting on the matter (not including abstentions) or (ii) the total number of votes of disinterested shareholders voted against the matter does not exceed one percent of our voting power) at RADVISION’s extraordinary general meeting, scheduled to take place on Tuesday, August 31, 2010.

The offer is also subject to certain other conditions set forth in Section 10.  If any of these conditions are not satisfied, we may elect not to purchase, or may be prohibited from purchasing, any RADVISION shares tendered in the offer.  The offer is not conditioned on the availability of financing.  See Section 10, which sets forth in full the conditions to the offer and specifies those conditions to the offer that are waiveable by us.

If more than 976,212 RADVISION shares are validly tendered and not properly withdrawn prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Final Expiration Date, we will purchase 976,212 RADVISION shares on a pro rata basis from all tendering shareholders who have validly tendered their shares in the Initial Offer Period and the Additional Offer Period and have not properly withdrawn their shares before the completion of the Initial Offer Period.  The number of RADVISION shares that we will purchase from each tendering shareholder will be based on the total number of RADVISION shares validly tendered by all shareholders prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Final Expiration Date and not properly withdrawn before the completion of the Initial Offering Period.  The proration factor, if any, will be calculated by dividing (x) 976,212 RADVISION shares, the number of RADVISION shares that we are offering to purchase, by (y) the aggregate number of RADVISION shares validly tendered in the offer and not properly withdrawn in the U.S. and Israel.

We will publicly announce in accordance with applicable law and in any event issue a press release by 9:00 a.m., New York time, or 4:00 p.m., Israel time, on the U.S. business day following the Initial Completion Date, stating whether the conditions to the offer have been satisfied or, subject to applicable law, waived by us.  Promptly following the Final Expiration Date, we will announce the results of the offer and the proration factor, if any.  If we are unable to promptly determine the proration factor, we will announce the preliminary results.  We will pay for all RADVISION shares accepted for payment pursuant to the offer promptly following the calculation of the proration factor.  We expect to make such payment within five U.S. business days following the Final Expiration Date.

Under Israeli law, once we announce following the completion of the Initial Offer Period that the offer has been accepted, or, in other words, that all the conditions to the offer have been satisfied or, subject to applicable law, waived by us, no further conditions to the offer would apply and we will become irrevocably bound to purchase the RADVISION shares validly tendered in the offer and not properly withdrawn prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Final Expiration Date (subject to proration, if any).

Subject to applicable laws and regulations, if any condition has not been satisfied as of the Initial Completion Date, we may decide to:

•
extend the Initial Offer Period (except that, pursuant to the Israeli Securities Law, we must generally provide notice to that effect at least one Israeli business day prior to the Initial Completion Date) and, subject to applicable withdrawal rights until the Initial Completion Date, retain all tendered RADVISION shares until the Final Expiration Date;

•
if only the condition set forth in clause (b) of Section 10 below has not been satisfied, waive such condition and, subject to proration, accept for payment and promptly pay for all RADVISION shares validly tendered and not properly withdrawn prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Final Expiration Date; or

•	terminate the offer and not accept for payment or pay for any RADVISION shares and promptly return all tendered RADVISION shares to tendering shareholders.

Under Israeli law, however, the offer may not remain open for more than 60 days following the date of this offer to purchase, except that if a third party commences a tender offer for RADVISION shares during the Initial Offer Period, we will be permitted to extend the Initial Offer Period so that the Initial Completion Date will correspond with the expiration date of the third party’s tender offer.

In the event that we extend the Initial Offer Period, we will inform the Depositaries, the Information Agent and our Israeli legal counsel of that fact.  Under Israeli law, we are required to publicly announce the new expiration date no later than one Israeli business day prior to the Initial Completion Date.  Accordingly, we will also:

•
file an immediate report with the ISA no later than one Israeli business day prior to the Initial Completion Date, and, within one Israeli business day thereafter (or within two business days, in the event our decision to extend the Initial Offer Period was made toward the late evening hours, Israel time, on one Israeli business day prior to the Initial Completion Date), publish the notice in two daily newspapers having a mass circulation and published in Israel in Hebrew; and

•
issue a press release announcing a new Initial Completion Date no later than 9:00 a.m., New York time, or 4:00 p.m., Israel time, on the first U.S. business day following the day on which we decide to extend the Initial Offer Period.

Without limiting the manner in which we may choose to make any public announcement, subject to applicable law (including Rule 13e-4(e)(3) under the Exchange Act, which requires that material changes be promptly disseminated to holders of RADVISION shares in a manner reasonably designed to inform such holders of such changes), we currently intend to make announcements regarding the offer by distributing a press release to “PR Newswire” and publishing the aforesaid notices in the Israeli newspapers “Globes” and “Haaretz”.

Under Israeli law, however, we will not be permitted to extend the Initial Offer Period, unless either (1) the Israeli Depositary, which guarantees our obligation to pay for the RADVISION shares, confirms that, under the new circumstances, it will maintain such guarantee or (2) such a guarantee is obtained by us from another TASE member.

If we make a material change in the terms of the offer (as may be permitted under applicable law) or in the information concerning the offer, or if we waive a material condition to the offer (if permitted pursuant to the Exchange Act, the rules of the SEC and the Israeli Securities Law), we will extend the Initial Offer Period to the extent required by the Exchange Act, the rules of the SEC and the Israeli Securities Law.  If, before the Final Expiration Date, we decide to increase the consideration being offered, such increase will be applicable to all shareholders whose RADVISION shares are accepted for payment pursuant to the offer.  If, at the time that the notice of any increase in the offered consideration is first published, sent or given, the Initial Offer Period is scheduled to be completed at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, the Initial Offer Period will be extended until the expiration of at least ten business days after that notice.  For purposes of this paragraph, a “business day” shall mean a business day as defined in Rule 13e-4(a)(3) under the Exchange Act. However, you should be aware that, due to the nature of the offer and the fact that, as required by Israeli law, the key terms thereof require the approval of our shareholders, we will not be able to increase the consideration being offered unless we obtain the approval of our shareholders (by a special majority), as required by Israeli law.

This offer to purchase, the Letter of Transmittal and the other related documents to be furnished will be mailed to the record holders of RADVISION shares whose names appear as of the date of this offer to purchase on RADVISION’s shareholder list.  They will also be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear as of the date of this offer to purchase on the shareholder list or, if applicable, who are listed as of the date of this offer to purchase as participants in a clearing agency’s security position listing, for subsequent transmittal to beneficial owners of RADVISION shares.

2.	ACCEPTANCE FOR PAYMENT AND PAYMENT.

General.  According to Israeli law, to secure the payment for the RADVISION shares tendered in the offer, the Israeli Depositary, which is a TASE member, has agreed to guarantee our obligation to pay for the RADVISION shares tendered and accepted by us for payment pursuant to the offer.  To secure this guarantee, we have engaged the Israeli Depositary to act as an escrow agent and have deposited cash into an escrow account in an amount sufficient to pay for the number of RADVISION shares that we are offering to purchase in the offer.

Promptly following the Final Expiration Date and upon the terms of, and subject to the conditions to, the offer (including, if the Initial Offer Period is extended or the offer is otherwise amended, the terms of, and conditions to, any such extension or amendment), subject to proration, we will accept for payment and, subject to any applicable withholding tax duties, pay, from the funds deposited into escrow, for all RADVISION shares validly tendered prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Final Expiration Date and not properly withdrawn in accordance with Section 4.  We expect to make such payment, including in the event that proration of tendered RADVISION shares is required, within five U.S. business days following the Final Expiration Date.  Please see Section 1.

In all cases, we will pay for RADVISION shares validly tendered and accepted for payment pursuant to the offer only after timely receipt by the Depositaries of the required documents to substantiate a valid tender, as set forth in Section 3.

For purposes of the offer, we will be deemed to have purchased RADVISION shares that have been validly tendered and not properly withdrawn if and when we give oral or written notice to the Depositaries of our acceptance for payment of RADVISION shares pursuant to the offer.  Upon the terms of, and subject to the conditions to, the offer, payment for the RADVISION shares will be made by the Depositaries.

Under no circumstances will interest be paid on the purchase price to be paid, regardless of any extension of the offer or any delay in making payment.

If, pursuant to the terms of, and conditions to, the offer, we do not accept tendered RADVISION shares for payment for any reason or if certificates are submitted representing more RADVISION shares than are tendered (including by reason of proration), certificates evidencing unpurchased RADVISION shares will be returned to the tendering shareholder (or, in the case of RADVISION shares tendered by book-entry transfer pursuant to the procedure set forth in Section 3, the RADVISION shares will be credited to the relevant account), promptly following the expiration, termination or withdrawal of the offer.

If, prior to the Final Expiration Date, we increase the consideration per share offered to the shareholders pursuant to the offer, the increased consideration per share will be paid to all holders of RADVISION shares that are purchased pursuant to the offer, whether or not such RADVISION shares were tendered prior to the increase in consideration.  However, you should be aware that, due to the nature of the offer and the fact that, as required by Israeli law, the key terms thereof require the approval of our shareholders, we will not be able to increase the consideration being offered unless we obtain the approval of our shareholders (by a special majority), as required by Israeli law.

Form of Payment.  All shareholders tendering their RADVISION shares to either the U.S. Depositary or the Israeli Depositary will be paid solely in U.S. dollars.

Withholding Tax.  Please note that under the “Backup Withholding” provisions of U.S. federal income tax law, the U.S. Depositary may be required to withhold, at applicable rates (currently 28.0%), amounts received by a tendering shareholder or other payee pursuant to the offer.  To prevent the withholding of 28.0% of the purchase price received for RADVISION shares tendered in the offer to the U.S. Depositary, each tendering shareholder who does not otherwise establish an exemption from such withholding must provide the U.S. Depositary with such shareholder's correct taxpayer identification number and certify that it is not subject to U.S. federal backup withholding by completing the Substitute Form W-9 included in the Letter of Transmittal or Form W-8BEN, Certificate of Foreign Status, as applicable. See Instruction 9 of the Letter of Transmittal.  Holders of RADVISION shares that are not U.S. Holders (as defined in Section 5 below) are urged to consult their tax advisors regarding the application of U.S. income and withholding taxes and backup withholding (including eligibility for any withholding tax reduction or exemption, and the refund procedure). Moreover, holders of RADVISION shares that are U.S. Holders and that tender their RADVISION shares to the Israeli Depositary are urged to consult with their own tax advisors regarding the applicability of U.S. backup withholding to any payment received by them pursuant to the offer.  See Section 5.

Also, under the "withholding tax" provisions of Israeli income tax law, the gross proceeds payable to a tendering shareholder in the offer generally will be subject to Israeli withholding tax at a rate of 20.0% (in the case of an individual) or 25.0% (in the case of a corporation) of the shareholder's gain on such sale.  However, based on a tax opinion that we received with respect to, among other things, the withholding of Israeli tax applicable to shareholders as a result of the purchase of RADVISION shares in the offer:

        (1) payments to be made to tendering shareholders who certify on a duly executed and delivered "Declaration of Status for Israeli Income Tax Purposes" form that they (a) acquired their RADVISION shares on or after RADVISION’s initial public offering on Nasdaq on March 14, 2000 and (b) are non-Israeli residents for purposes of the Ordinance (and, in the case of corporations, that no Israeli residents (x) hold 25.0% or more of the means of control of such corporations or (y) are the beneficiaries of, or are entitled to, 25.0% or more of the revenues or profits of such corporations, whether directly or indirectly); and who provide certain additional declarations required to establish their exemption from Israeli withholding tax, will not be subject to Israeli withholding tax;

        (2) payments to be made to tendering shareholders who certify on a duly executed and delivered "Declaration of Status for Israeli Income Tax Purposes" form that they are eligible Israeli brokers or Israeli financial institutions holding RADVISION shares on behalf of a tendering shareholder will not be subject to Israeli withholding tax, and the relevant Israeli broker or Israeli financial institution will withhold Israeli tax, if any, as required by Israeli law; and

(3) payments to be made to tendering shareholders who are not described in clauses (1) and (2) above will be subject to Israeli withholding tax at the fixed rate of 20.0% for individuals and 25.0% for entities of the gross proceeds payable to them pursuant to the offer.

Notwithstanding the foregoing, should any tendering shareholder present us with a valid certificate of exemption or tax approval from the ITA applying withholding tax at a lesser rate than that described above or otherwise granting a specific exemption from Israeli withholding tax, we will act in accordance with such certificate or approval.

There is no assurance that the Israeli Tax Authority, or the ITA, will accept the conclusions contained in the tax opinion that we received, and the ITA is under no obligation to do so. Therefore, we recommend that you seek professional advice from your own advisors concerning the tax consequences applicable to your particular situation.

See Section 5 and the Letter of Transmittal for instructions on how to prevent us from withholding Israeli income tax from the gross proceeds payable to you (if any) pursuant to the offer.

3.	PROCEDURES FOR TENDERING SHARES OR NOTIFYING US OF YOUR OBJECTION TO THE OFFER.

Overview

This Section 3 is divided into two parts.  Holders of RADVISION shares who wish to tender their RADVISION shares or object to the offer, and

•
hold their RADVISION shares through a TASE member, or Unlisted Holders, or who are named as holders of RADVISION shares in the Register of Shareholders of RADVISION, or listed holders, should tender their RADVISION shares to, or object to the offer through, the Israeli Depositary pursuant to the instructions described under the caption “Tenders to Clal Finance Batucha Investment Management Ltd., the Israeli Depositary” below, or

•
all other holders of RADVISION shares should tender their RADVISION shares to, or object to the offer through, the U.S. Depositary pursuant to the instructions described under the caption “Tenders to American Stock Transfer & Trust Company, the U.S. Depositary” below.

You may only tender your RADVISION shares or object to the offer by following the procedures described in this Section 3.  You may not tender your RADVISION shares using a guaranteed delivery procedure.

Tenders to American Stock Transfer & Trust Company, the U.S. Depositary

Eligibility; Who May Tender to, or Object to the Offer through, the U.S. Depositary.  Shareholders who are not Unlisted Holders or Listed Holders should tender their RADVISION shares to, or object to the offer through, the U.S. Depositary.

Valid Tender.  In order for you to validly tender RADVISION shares pursuant to the offer, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, or in the case of a book-entry transfer, an agent’s message, and any other documents required by the Letter of Transmittal, must be received by the U.S. Depositary at its address set forth on the back cover of this offer to purchase prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date or Final Expiration Date, as applicable.  In addition, certificates evidencing tendered RADVISION shares must be received by the U.S. Depositary at its address or the shares must be delivered to the U.S. Depositary (including an agent’s message if you did not deliver a Letter of Transmittal), in each case prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date or Final Expiration Date, as applicable.

The term “agent’s message” means a message, transmitted by the Depository Trust Company, or DTC, to, and received by, the U.S. Depositary and forming part of the book-entry confirmation that states that DTC has received an express acknowledgement from the participant in DTC tendering the RADVISION shares that are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the Letter of Transmittal and that we may enforce that agreement against that participant.

If certificates evidencing tendered RADVISION shares are forwarded to the U.S. Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each delivery.  No alternative, conditional or contingent tenders will be accepted and no fractional RADVISION shares will be purchased.

The method of delivery of share certificates and all other required documents, including through DTC, is at your option and risk, and the delivery will be deemed made only when actually received by the U.S. Depositary.  If delivery is by mail, registered mail with return receipt requested, properly insured is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

Book-Entry Transfer.  The U.S. Depositary will establish an account with respect to the RADVISION shares at DTC for purposes of the offer within two U.S. business days after the date of this offer to purchase.  Any financial institution that is a participant in the system of DTC may make book-entry delivery of RADVISION shares by causing DTC to transfer such RADVISION shares into the U.S. Depositary’s account at DTC in accordance with DTC’s procedures.  However, although delivery of RADVISION shares may be effected through book-entry transfer into the U.S. Depositary’s account at DTC, the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or an agent’s message, and any other required documents must, in any case, be transmitted to, and received by, the U.S. Depositary at its address set forth on the back cover of this offer to purchase prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date or Final Expiration Date, as applicable.  Delivery of the documents to DTC or any other party does not constitute delivery to the U.S. Depositary.

Signature Guarantees.  Signatures on all Letters of Transmittal must be guaranteed by a firm that is a member of the Securities Transfer Agents Medallion Program, or by any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act, except in cases where RADVISION shares are tendered:

•
by a registered holder of RADVISION shares who has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the Letter of Transmittal; or

•	for the account of an eligible guarantor institution.

If a share certificate is registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made, or a share certificate not accepted for payment or not tendered is to be returned, to a person other than the registered holder(s), then the tendered certificate must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear on the certificate, with the signature(s) on the certificate or stock powers guaranteed by an eligible guarantor institution.  See Instruction 1 and Instruction 5 to the Letter of Transmittal.

Condition to Payment.  In all cases, payment for RADVISION shares tendered and accepted for payment pursuant to the offer will be made only after timely receipt by the U.S. Depositary of the certificate(s) evidencing RADVISION shares, or a timely book-entry confirmation for the delivery of RADVISION shares, the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other documents required by the Letter of Transmittal.

The valid tender of RADVISION shares pursuant to the applicable procedure described above will constitute a binding agreement between you and us upon the terms of, and subject to the conditions to, the offer.

Appointment.  By executing the Letter of Transmittal as set forth above (including delivery by way of an agent’s message), you irrevocably appoint our designees as your agents, attorneys-in-fact and proxies in the manner set forth in the Letter of Transmittal, each with full power of substitution, to the full extent of your rights with respect to the RADVISION shares you tendered, subject to applicable law (as noted above, once purchased by us, RADVISION shares will not carry any rights, including voting power and the right to receive dividends, and will be deemed “dormant shares” under Israeli law as long as they are held by us).  These powers of attorney and proxies will be considered coupled with an interest in the tendered RADVISION shares.  The appointment will be effective if, as and when, and only to the extent that, we accept your RADVISION shares for payment.  Upon our acceptance for payment, all prior powers of attorney, proxies and consents given by you with respect to such RADVISION shares (and any and all RADVISION shares or other securities issued or issuable in respect of your RADVISION shares) will be revoked, without further action, and no subsequent powers of attorney or proxies may be given nor any subsequent written consent executed by you (and, if given or executed, will not be deemed effective).

Objecting to the Offer.  If you want to notify us of your objection to the offer with respect to all or any portion of your RADVISION shares, and:

•
you hold such RADVISION shares directly, complete and sign the accompanying Notice of Objection and mail or deliver it to the U.S. Depositary prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date; or

•
you hold such RADVISION shares through a broker, dealer, commercial bank, trust company or other nominee, request such broker, dealer, commercial bank, trust company or other nominee to provide on your behalf the Notice of Objection to the U.S. Depositary prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date.

We will disregard any Notices of Objection received by the U.S. Depositary after such deadline.  In addition, if you submit a Notice of Objection with respect to RADVISION shares and thereafter you deliver a Letter of Transmittal by which you tender those RADVISION shares, we will disregard your Notice of Objection.  Similarly, if you submit a Letter of Transmittal by which you tender RADVISION shares, and thereafter you deliver to us a Notice of Objection with respect to those RADVISION shares, we will disregard your Letter of Transmittal.  If you submit a Letter of Transmittal and a Notice of Objection concurrently with respect to the same RADVISION shares, we will disregard the Notice of Objection.

Withdrawing your Objection.  You may withdraw a previously submitted Notice of Objection at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date.  For a withdrawal to be effective, a written notice of withdrawal must be timely received by the U.S. Depositary at its address set forth on the back cover of this offer to purchase.  Any notice of withdrawal must specify the name of the person(s) who submitted the Notice of Objection to be withdrawn and the number of RADVISION shares to which the Notice of Objection to be withdrawn relates.  Following the withdrawal of a Notice of Objection, a new Notice of Objection may be submitted at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date by following the procedures described above.

If, with respect to all or any portion of your RADVISION shares, you object to the offer during the Initial Offer Period and the conditions to the offer have been satisfied or, subject to applicable law, waived by us, you may tender such RADVISION shares during the Additional Offer Period.  See Section 1 and Section 10.

Determination of Validity.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of RADVISION shares or Notice of Objection will be determined by us, in our sole discretion.  This determination will be final and binding on all parties (unless challenged by any RADVISION shareholders in a court of competent jurisdiction, in which case such court’s decision, subject to appellate court review, if applicable, shall be final and binding on all parties).  We reserve the absolute right to reject any or all tenders or Notices of Objection that we determine not to be in proper form or, in the case of tenders, the acceptance for payment of which may be unlawful.  We also reserve the absolute right, in our sole discretion, to waive any defect or irregularity in any tender of RADVISION shares or Notice of Objection of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders.  A tender of RADVISION shares or Notice of Objection will not have been made until all defects and irregularities have been cured or waived.  None of us or our affiliates, our assigns, the Depositaries, our Israeli legal counsel or any other person will be under any duty to give notification of any defects or irregularities in tenders of RADVISION shares or Notices of Objection or incur any liability for failure to give any notification.  Subject to applicable law, our interpretation of the terms of, and conditions to, the offer (including the Letter of Transmittal and the instructions thereto) will be final and binding (unless challenged by any RADVISION shareholders in a court of competent jurisdiction, in which case such court’s decision, subject to appellate court review, if applicable, shall be final and binding on all parties).

If you tender your RADVISION shares pursuant to the applicable procedure described above, it will constitute your acceptance of the terms of, and conditions to, the offer, as well as your representation and warranty to us that:

•
you have the full power and authority to tender, sell, assign and transfer the tendered RADVISION shares (and any and all RADVISION shares or other securities issued or issuable in respect of your RADVISION shares); and

•
when we accept your RADVISION shares for payment, we will acquire good and unencumbered title to your RADVISION shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

Our acceptance of your RADVISION shares pursuant to any of the procedures described above will constitute a binding agreement between you and us upon the terms of, and subject to the conditions to, the offer.

Tenders to Clal Finance Batucha Investment Management Ltd., our Israeli Depositary

Eligibility; Who May Tender to, or Object to the Offer through, the Israeli Depositary.  Shareholders who are either Unlisted Holders or Listed Holders should tender their RADVISION shares to, or object to the offer through, the Israeli Depositary.  All other shareholders should tender to the U.S. Depositary, as described above.

Valid Tender.

•
By Unlisted Holders: in order for an Unlisted Holder to validly tender RADVISION shares in the offer to the Israeli Depositary, such Unlisted Holder must notify the Israeli Depositary, via the TASE member with which its securities deposit is managed, of its tender by delivery of an Acceptance Notice of an Unlisted Holder to the TASE member, duly signed by the Unlisted Holder or its duly authorized attorney-in-fact.

An Acceptance Notice of an Unlisted Holder must be submitted to a TASE member with which the securities deposit of the Unlisted Holder is being managed, on an Israeli business day, generally between the hours of 9:00 a.m. and 5:00 p.m., Israel time (2:00 a.m. and 10:00 a.m., New York time), during the Initial Offer Period or Additional Offer Period, as applicable.  We recommend that you check at what times you may submit the Acceptance Notice with the TASE member with which your securities deposit is managed.

An Unlisted Holder who wishes to submit an Acceptance Notice at any time on the Final Expiration Date must send an Acceptance Notice to the Israeli Depositary at its address set forth on the back cover of this offer to purchase.  We refer to this as the Late Acceptance Notice of an Unlisted Holder.  The Late Acceptance Notice of an Unlisted Holder will be valid only if the Unlisted Holder properly completes and submits a copy of such Acceptance Notice to the TASE member with which its securities deposit is managed by the following Israeli business day by 9:30 a.m., Israel time (2:30 a.m., New York time), and provided that such TASE member provides the Israeli Depositary with an additional Acceptance Notice of TASE Member (as described below), by that same day by 11:00 a.m., Israel time (4:00 a.m., New York time).

Each of the TASE members are required to deliver to the Israeli Depositary, at its address set forth on the back cover of this offer to purchase, on the Initial Completion Date and again on the Final Expiration Date, one Acceptance Notice of TASE Member, representing all Acceptance Notices delivered to such TASE member by any Unlisted Holder. In addition, each TASE member is required to deliver to the Israeli Depositary, if applicable, an additional Acceptance Notice of TASE Member, if such TASE member receives, in a timely manner, any Late Acceptance Notices of an Unlisted Holder.

If the conditions to the offer are satisfied or, subject to applicable law, waived by us, the purchase price for the RADVISION shares validly tendered in the offer and accepted by us for payment will be transferred to the Unlisted Holder by the Israeli Depositary promptly following the Final Expiration Date, by crediting within U.S. five business days following the Final Expiration Date the Unlisted Holder's bank account according to the particulars given to the Israeli Depositary through the relevant TASE member.

If any condition to the offer is not satisfied prior to the Initial Completion Date and not waived by us, or if we withdraw the offer, we will promptly return all the Acceptance Notices to the TASE members (and through them, to the Unlisted Holders) via the Israeli Depositary.

•
By Listed Holders:  in order for a Listed Holder to validly tender RADVISION shares in the offer to the Israeli Depositary, such Listed Holder must deliver, prior to 5:00 p.m., Israel time (10:00 a.m., New York time), on the Initial Completion Date or Final Expiration Date, as applicable, (1) a share certificate or share certificates representing its RADVISION shares accompanied by (2) an Acceptance Notice of a Listed Holder duly signed by the Listed Holder or its duly authorized attorney-in-fact.  A Listed Holder must deliver the share certificate(s) and the accompanying Acceptance Notice of Listed Holder to the Israeli Depositary at its address set forth on the back cover of this offer to purchase.  Delivery of the documents described above to the Israeli Depositary will be made against a certificate of receipt given by the Israeli Depositary during normal business hours.

The Israeli Depositary will hold all documents delivered to it by Listed Holders as trustee until the Final Expiration Date.

If the conditions to the offer are satisfied or, subject to applicable law, waived by us, the purchase price for the RADVISION shares validly tendered in the offer and accepted by us for payment will be transferred to a Listed Holder by the Israeli Depositary promptly following the Final Expiration Date, by crediting within five U.S. business days following the Final Expiration Date the Listed Holder's bank account according to the particulars delivered to the Israeli Depositary.

If any condition to the offer is not satisfied prior to the completion of the Initial Offer Period and not waived by us, or if we withdraw the offer, we will promptly return to the Listed Holders, via the Israeli Depositary, all the Acceptance Notices, share certificates and other documentation attached to the Acceptance Notices delivered by the respective Listed Holders.

The valid tender of RADVISION shares pursuant to the applicable procedure described above will constitute a binding agreement between you and us upon the terms of, and subject to the conditions to, the offer.

Objecting to the Offer.  If you want to notify us of your objection to the offer with respect to all or any portion of your RADVISION shares, and:

•
you are an Unlisted Holder with respect to such RADVISION shares, you must notify us, through the TASE member, of your objection to the offer by delivering the Notice of Objection to the TASE member duly signed by you or your duly authorized attorney-in-fact.  We refer to this as the Notice of Objection of an Unlisted Holder.

Each of the TASE members is required to deliver to the Israeli Depositary, at its address set forth on the back cover of this offer to purchase, prior to 5:00 p.m., Israel time (10:00 a.m., New York time), on the Initial Completion Date, one Notice of Objection, referred to as the Notice of Objection of TASE Member, representing all Notices of Objection delivered by each Unlisted Holder to such TASE member; or

•
you are a Listed Holder with respect to such RADVISION shares, you must notify us, through the Israeli Depositary, of your objection to the offer by delivering the Notice of Objection to the Israeli Depositary at its address set forth on the back cover of this offer to purchase, duly signed by you, prior to 5:00 p.m., Israel time (10:00 a.m., New York time), on the Initial Completion Date.  Delivery of the documents set forth above to the Israeli Depositary will be made against a certificate of receipt given by the Israeli Depositary.

We will disregard any Notices of Objection (whether Notices of Objection of TASE Members or Notices of Objection of Listed Holders) received by the Israeli Depositary after such deadline.  In addition, if you (or the TASE member on your behalf) submit a Notice of Objection with respect to RADVISION shares and thereafter you (or the TASE member on your behalf) deliver an Acceptance Notice by which you tender those RADVISION shares, we will disregard your Notice of Objection.  Similarly, if you (or the TASE member on your behalf) submit an Acceptance Notice by which you tender RADVISION shares, and thereafter you (or the TASE member on your behalf) deliver a Notice of Objection with respect to those RADVISION shares, we will disregard your Acceptance Notice.  If you (or the TASE member on your behalf) submit an Acceptance Notice and a Notice of Objection concurrently with respect to the same RADVISION shares, we will disregard the Notice of Objection.

Withdrawing your Objection.  You may withdraw a previously submitted Notice of Objection at any time prior to 5:00 p.m., Israel time (10:00 a.m., New York time), on the Initial Completion Date, as follows:

•
if you are an Unlisted Holder, you may withdraw your Notice of Objection by delivering to the TASE member to which you delivered your Notice of Objection, a copy of the Notice of Objection which was delivered by you, marked “Notice of Objection Cancelled” and accompanied by the date and time of delivery of your Notice of Objection to the TASE member, and your signature or the signature of your duly authorized attorney-in-fact; and

•
if you are a Listed Holder, you may withdraw your Notice of Objection by delivering to the Israeli Depositary a copy of the Notice of Objection which was delivered by you, marked “Notice of Objection Cancelled,” accompanied by the date and time of delivery of your Notice of Objection to the Israeli Depositary, and your signature or the signature of your duly authorized attorney-in-fact, and by returning the certificate of receipt to the Israeli Depositary.

Following the withdrawal of a Notice of Objection, a new Notice of Objection may be submitted at any time prior to 5:00 p.m., Israel time (10:00 a.m., New York time), on the Initial Completion Date by following the procedures described above.

If, with respect to all or any portion of your RADVISION shares, you object to the offer during the Initial Offer Period and the conditions to the offer have been satisfied or, subject to applicable law, waived by us, you may tender such RADVISION shares during the Additional Offer Period, if applicable.  See Section 1 and Section 10.

Determination of Validity.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of RADVISION shares or Notice of Objection will be determined by us, in our sole discretion.  This determination will be final and binding on all parties (unless challenged by any RADVISION shareholders in a court of competent jurisdiction, in which case such court’s decision, subject to appellate court review, if applicable, shall be final and binding on all parties).  We reserve the absolute right to reject any or all tenders or Notices of Objection that we determine not to be in proper form or, in the case of tenders, the acceptance for payment of which may be unlawful.  We also reserve the absolute right, in our sole discretion, to waive any defect or irregularity in any tender of RADVISION shares or Notice of Objection of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders.  A tender of RADVISION shares or Notice of Objection will not have been made until all defects and irregularities have been cured or waived.  Neither we, nor our affiliates, our assigns, the Depositaries, our Israeli legal counsel or any other person will be under any duty to give notification of any defects or irregularities in tenders or Notices of Objection or incur any liability for failure to give any notification.  Subject to applicable law, our interpretation of the terms of, and conditions to, the offer (including the Acceptance Notices and instructions thereto) will be final and binding (unless challenged by any RADVISION shareholders in a court of competent jurisdiction, in which case such court’s decision, subject to appellate court review, if applicable, shall be final and binding on all parties).

If you tender your RADVISION shares pursuant to the applicable procedure described above, it will constitute your acceptance of the terms of, and conditions to, the offer, as well as your representation and warranty to us that:

•
you have the full power and authority to tender, sell, assign and transfer the tendered RADVISION shares (and any and all RADVISION shares or other securities issued or issuable in respect of your RADVISION shares); and

•
when we accept your RADVISION shares for payment, we will acquire good and unencumbered title to your RADVISION shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

4.	WITHDRAWAL RIGHTS.

You may withdraw previously tendered RADVISION shares at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, but not during the Additional Offer Period (see Section 1 and Section 10).  In addition, under U.S. law, tendered RADVISION shares may be withdrawn at any time after 60 days from the date of the commencement of the offer if we have not yet accepted the RADVISION shares for payment.  If we extend the Initial Offer Period, delay our acceptance for payment of RADVISION shares or are unable to accept RADVISION shares for payment pursuant to the offer for any reason, then, without prejudice to our rights under the offer but subject to applicable law, the Depositaries may, nevertheless, on our behalf, retain tendered RADVISION shares, and those RADVISION shares may not be withdrawn except to the extent that tendering shareholders are entitled to withdrawal rights as described in this Section 4.  However, our ability to delay the payment for RADVISION shares that we have accepted for payment is limited by applicable law, including Rule 13e-4(f)(5) under the Exchange Act (relating to our obligation to either pay for or return tendered shares promptly after the termination or withdrawal of the offer).  Any delay will be by an extension of the offer to the extent required by law.

Withdrawal procedure for tenders to American Stock Transfer & Trust Company, the U.S. Depositary

If you tendered your RADVISION shares to the U.S. Depositary, for a withdrawal to be effective, a written notice of withdrawal must be timely received by the U.S. Depositary at the address set forth on the back cover of this offer to purchase.  Any notice of withdrawal must specify the name of the person who tendered the RADVISION shares to be withdrawn, the number of RADVISION shares to be withdrawn and the name of the registered holder of the RADVISION shares, if different from the name of the person who tendered the RADVISION shares.  If certificates evidencing RADVISION shares to be withdrawn have been delivered or otherwise identified to the U.S. Depositary, then, prior to the physical release of the certificates, the serial numbers shown on the certificates must be submitted to the U.S. Depositary and the signature(s) on the notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the RADVISION shares have been tendered for the account of an eligible guarantor institution.  If RADVISION shares have been delivered pursuant to the procedures for book-entry transfer as set forth in Section 3, any notice of withdrawal must also specify the name and number of the account at DTC to be credited with the withdrawn RADVISION shares and otherwise comply with DTC’s procedures.

Withdrawals of tendered RADVISION shares may not be rescinded.  If you have properly withdrawn your RADVISION shares, they will be deemed not to have been validly tendered for purposes of the offer.  However, withdrawn RADVISION shares may be re-tendered at any time prior to 10:00 a.m., New York time (5:00 p.m., Israel Time), on the Final Expiration Date by following the applicable procedure described in Section 3.

Withdrawal procedure for tenders to Clal Finance Batucha Investment Management Ltd., the Israeli Depositary

If you tendered your shares to the Israeli Depositary, you may withdraw your shares as follows:

•
if you are an Unlisted Holder, you may withdraw your RADVISION shares at any time prior to 5:00 p.m., Israel time (10:00 a.m., New York time), by delivering to the TASE member to which you delivered your Acceptance Notice, a copy of the Acceptance Notice of an Unlisted Holder which was delivered by you, marked “Acceptance Notice Cancelled” and accompanied by the date and time of delivery of your Acceptance Notice to the TASE member, and your signature or the signature of your duly authorized attorney-in-fact. An Unlisted Holder who wishes to withdraw previously tendered shares on the Initial Completion Date between the hours of 5:00 p.m. and 12:00 midnight, Israel time, may do so by notifying the Israeli Depositary in a written notice in which it will specify its name, address, intent to withdraw shares, and the number of such shares.  The withdrawal notice will be considered valid only if the Unlisted Holder takes the necessary steps with the TASE member, as described above, prior to 9:30 a.m., Israel time, on the following business day, and, provided, further, that such TASE member provides the Israeli Depositary with an amended Acceptance Notice of TASE Member, by that same day by 11:00 a.m., Israel time.; and

•
if you are a Listed Holder, you may withdraw your RADVISION shares by delivering to the Israeli Depositary a copy of the Acceptance Notice of a Listed Holder which was delivered by you, marked “Acceptance Notice Cancelled,” accompanied by the date and time of delivery of your Acceptance Notice to the Israeli Depositary, and your signature or the signature of your duly authorized attorney-in-fact, and by returning the certificate of receipt to the Israeli Depositary.  Promptly thereafter, the Israeli Depositary will return to you the share certificate(s) and Acceptance Notice delivered to the Israeli Depositary by you.  Withdrawal of an Acceptance Notice by a Listed Holder may only be performed by delivering the cancelled Acceptance Notice to the Israeli Depositary at its address set forth on the back cover of this offer to purchase, at any time prior to 5:00 p.m., Israel time (10:00 a.m., New York time), on the Initial Completion Date.

Withdrawals of tendered RADVISION shares may not be rescinded.  If you have properly withdrawn RADVISION shares, they will be deemed not to have been validly tendered for purposes of the offer.  However, withdrawn RADVISION shares may be re-tendered at any time prior to 5:00 p.m., Israel time (10:00 a.m., New York time), on the Final Expiration Date by following the applicable procedure described in Section 3.

Determination of Validity

All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by us, in our sole discretion, subject to applicable law, which determination will be final and binding on all parties (unless challenged by any RADVISION shareholders in a court of competent jurisdiction, in which case such court’s decision, subject to appellate court review, if applicable, shall be final and binding on all parties).  None of us or our affiliates or assigns, the Depositaries, the Information Agent, our Israeli legal counsel or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

5.	MATERIAL U.S. FEDERAL INCOME TAX AND ISRAELI INCOME TAX CONSEQUENCES.

Material U.S. Federal Income Tax Consequences.

U.S. Holders.  The following discussion summarizes material U.S. federal income tax consequences of the offer applicable to the shareholders of RADVISION who are U.S. Holders and whose RADVISION shares are tendered and accepted for payment pursuant to the offer.  A "U.S. Holder" means a holder of RADVISION shares who is:

•	a citizen or resident of the U.S.;

•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (A) if a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or (B) if, in general, it was in existence on August 20, 1996, was treated as a U.S. person under the Code on the previous day and made a valid election to continue to be so treated.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, current and proposed Treasury regulations promulgated under the Code, the Convention between the Government of the United States of America and the Government of Israel with Respect to Taxes on Income, as amended, or the U.S.-Israel Tax Treaty, administrative pronouncements and judicial decisions and interpretations as of the date hereof, all of which are subject to differing interpretations or change, which change may apply retroactively and could materially affect the continued validity of this summary and the tax consequences described in this Section 5.  This discussion assumes that RADVISION is not and has never been a "controlled foreign corporation," "foreign investment company" or "foreign personal holding company" for U.S. federal income tax purposes.

This discussion addresses only RADVISION shares that are held as capital assets within the meaning of Section 1221 of the Code.  No ruling has been or will be sought from the U.S. Internal Revenue Service, or IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the offer.  This discussion does not address all of the tax consequences that may be relevant to shareholders in light of their particular circumstances or certain types of shareholders subject to special treatment, including, without limitation:

•	regulated investment companies;

•	broker-dealers (including in securities or foreign currency) or insurance companies;

•	persons who have elected to apply a mark-to-market method of accounting;

•	tax-exempt organizations or retirement plans;

•	certain former citizens or former long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	banks and other financial institutions;

•	persons who hold their RADVISION shares as part of a position in a straddle or as part of a hedging, conversion, constructive sale, synthetic security, or other integrated investment;

•	holders who received their RADVISION shares through the exercise of employee stock options or otherwise as compensation;

•	partnerships or other pass-through entities or persons who hold their RADVISION shares through partnerships or other pass-through entities;

•	holders who within the five-year period prior to the offer owned directly, indirectly or by attribution at least 10.0% of the voting power of RADVISION; and

•	persons whose functional currency is not the U.S. dollar.

In addition, this summary does not discuss any foreign, state, or local tax consequences or any U.S. tax consequences (e.g., estate or gift tax) relevant to U.S. Holders other than U.S. federal income tax consequences.

THE TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS BASED ON PRESENT LAW. WE RECOMMEND THAT RADVISION SHAREHOLDERS WHO ARE U.S. HOLDERS CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO THEM, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.  FOR A DISCUSSION OF MATERIAL ISRAELI INCOME TAX CONSEQUENCES, SEE BELOW UNDER "MATERIAL ISRAELI TAX CONSEQUENCES."

Characterization of the Purchase. The purchase of a U.S. Holder’s shares by us pursuant to the offer will be a taxable transaction for U.S. federal income tax purposes. As a consequence of the purchase, a U.S. Holder will, depending on the U.S. Holder’s particular circumstances, be treated either as having sold the U.S. Holder’s shares or as having received a distribution in respect of stock from us.

Under Section 302 of the Code, a U.S. Holder whose shares are purchased by us pursuant to the offer will be treated as having sold its shares, and thus will recognize capital gain or loss if the purchase:

•	results in a “complete termination” of the U.S. Holder’s equity interest in RADVISION;

•	results in a “substantially disproportionate” redemption with respect to the U.S. Holder; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

Each of these tests, referred to as the “Section 302 tests,” is explained in more detail below.

If a U.S. Holder sells shares to persons other than us at or about the time such U.S. Holder also tenders shares to us pursuant to the offer, and such sales are part of an overall plan to reduce or terminate such U.S. Holder’s proportionate interest in RADVISION, then such sales to persons other than us may, for U.S. federal income tax purposes, be integrated with such U.S. Holder’s tender of shares pursuant to the offer and, if integrated, should be taken into account in determining whether such U.S. Holder satisfies any of the Section 302 tests.  U.S. Holders should consult their tax advisors regarding the treatment of other sales of shares which may be integrated with the purchase of such U.S. Holder’s shares by us pursuant to the offer.

In applying each of the Section 302 tests, U.S. Holders must take into account not only shares that they actually own but also shares they are treated as owned by such U.S. Holders under the constructive ownership rules of Section 318 of the Code. Under the constructive ownership rules, a U.S. Holder is treated as owning any shares that are owned (actually and in some cases constructively) by certain related individuals and entities as well as shares that such U.S. Holder has the right to acquire by exercise of an option or by conversion or exchange of a security.  Due to the factual nature of the Section 302 tests, U.S. Holders should consult their tax advisors to determine whether the purchase of their shares pursuant to the offer qualifies for sale treatment in their particular circumstances.

We cannot predict whether or the extent to which the offer will be oversubscribed. If the offer is oversubscribed, proration of tenders in the offer will cause us to accept fewer shares than are tendered. See Section 1.  Therefore, no assurance can be given that we will purchase a sufficient number of a U.S. Holder’s shares pursuant to the offer to ensure that such U.S. Holder receives sale treatment, rather than any other treatment under Section 301 of the Code, for U.S. federal income tax purposes under the rules discussed below.  However, if we are unable to purchase a sufficient number of a U.S. Holder’s shares pursuant to the offer, such U.S. Holder may wish to consult his tax advisor regarding the ability to satisfy any of the Section 302 tests and receive sale treatment through a sale or other disposition of additional shares contemporaneously with the offer.

If a U.S. Holder satisfies any of the Section 302 tests, such U.S. Holder will be treated as if it sold us its shares and will recognize capital gain or loss equal to the difference between the amount of cash received pursuant to the offer and the U.S. Holder’s adjusted tax basis in the shares surrendered in exchange therefor. Except as discussed in "Characterization of the Purchase if RADVISION is a Passive Foreign Investment Company," below, this gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares that were sold exceeds one year as of the date of purchase by us pursuant to the offer. Specified limitations apply to the deductibility of capital losses by U.S. Holders. In general, any gain or loss recognized by a U.S. Holder on the sale would be U.S. source income or loss for U.S. foreign tax credit purposes. Gain or loss must be determined separately for each block of shares (shares acquired at the same cost in a single transaction) that is purchased by us from a U.S. Holder pursuant to the offer. A U.S. Holder tendering its shares to the U.S. Depositary may be able to designate, generally through its broker, which blocks of shares it wishes to tender in the offer if less than all of its RADVISION shares are tendered in the offer, and the order in which different blocks will be purchased by us in the event of proration under the offer. U.S. Holders should consult their tax advisors concerning the mechanics and desirability of that designation.

If a U.S. Holder does not satisfy any of the Section 302 tests, the purchase of a U.S. Holder’s shares by us pursuant to the offer will not be treated as a sale or exchange under Section 302 of the Code with respect to such U.S. Holder.  Instead, the entire amount received by such U.S. Holder with respect to the purchase of its shares by us pursuant to the offer will be treated as a dividend distribution to such U.S. Holder with respect to its shares under Section 301 of the Code to the extent of such U.S. Holder’s share of current and accumulated earnings and profits (as defined for U.S. federal income tax purposes).  If such amounts exceed such U.S. Holder’s share of RADVISION’s current and accumulated earnings and profits, the excess first will be treated as a tax-free return of capital to the extent of such U.S. Holder’s adjusted tax basis in its shares and any remainder will be treated as capital gain (which will be long-term capital gain if such U.S. Holder’s holding period in its shares purchased by us exceeds one year as of the date of purchase by us pursuant to the offer).  We have not made a determination of our current and accumulated earnings and profits, if any, for U.S. federal income tax purposes. If a purchase of a U.S. Holder’s shares by us pursuant to the offer is treated as a receipt by the U.S. Holder of a dividend, such U.S. Holder’s adjusted tax basis in the purchased shares will be added to any shares retained by such U.S. Holder (and may be lost if such U.S. Holder does not actually retain any stock ownership in RADVISION).

Subject to certain limitations, “qualified dividend income” received by a noncorporate U.S. Holder in tax years beginning on or before December 31, 2010 will be subject to tax at a reduced maximum tax rate of 15%.  This rate reduction will not apply if RADVISION is a PFIC (as defined and discussed below).  Assuming RADVISION is not a PFIC, distributions taxable as dividends paid on RADVISION shares should qualify for the 15% rate provided that either: (i) RADVISION is entitled to benefits under the U.S.-Israel Tax Treaty or (ii) the RADVISION shares are readily tradable on an established securities market in the United States and certain other requirements are met.  RADVISION believes that it is entitled to benefits under the U.S.-Israel Tax Treaty and that RADVISION shares currently are readily tradable on an established securities market in the United States.  However, no assurance can be given that RADVISION shares will remain readily tradable.  The rate reduction does not apply unless certain holding period requirements are satisfied.  With respect to the RADVISION shares, the U.S. Holder must have held such shares for at least 61 days during the 121-day period beginning 60 days before the final expiration date of the offer.  The rate reduction also does not apply to dividends received from passive foreign investment companies, see discussion below, or in respect of certain hedged positions or in certain other situations.  The legislation enacting the reduced tax rate contains special rules for computing the foreign tax credit limitation of a taxpayer who receives dividends subject to the reduced tax rate.

Any dividend income resulting from distributions RADVISION pays to a U.S. Holder with respect to RADVISION shares generally will be treated as foreign source income for U.S. foreign tax credit limitation purposes.  Subject to certain conditions and limitations, Israeli tax withheld on dividends may be deducted from taxable income or credited against a U.S. Holder's U.S. federal income tax liability.  The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.  For this purpose, any dividend that we distribute generally will constitute "passive category income," or, in the case of certain U.S. Holders, "general category income."  The rules relating to the determination of foreign source income and the foreign tax credit are complex, and the availability of a foreign tax credit depends on numerous factors.

Section 302 Tests. One of the following tests must be satisfied in order for the purchase of shares by us pursuant to the offer to be treated as a sale or exchange for U.S. federal income tax purposes:

•
Complete Termination Test.  The purchase of a U.S. Holder’s shares by us pursuant to the offer will result in a “complete termination” of the U.S. Holder’s equity interest in RADVISION if all of the shares that are actually owned by the U.S. Holder are sold pursuant to the offer and all of the shares that are constructively owned by the U.S. Holder, if any, are sold pursuant to the offer or, with respect to shares owned by certain related individuals, the U.S. Holder effectively waives, in accordance with specific rules in the Code, attribution of such shares which otherwise would be considered as constructively owned by such U.S. Holder.  U.S. Holders wishing to satisfy the “complete termination” test through waiver of such constructive ownership rules should consult their tax advisors.

•
Substantially Disproportionate Test.  Our purchase of a U.S. Holder’s shares pursuant to the offer will result in a “substantially disproportionate” redemption with respect to such U.S. Holder if, among other things, the percentage of the then outstanding voting stock actually and constructively owned by such U.S. Holder immediately after the purchase is less than 80% of the percentage of the voting stock actually and constructively owned by such U.S. Holder immediately before the purchase (treating as outstanding all shares purchased pursuant to the offer).

•
Not Essentially Equivalent to a Dividend Test.  Our purchase of a U.S. Holder’s shares pursuant to the offer will be treated as “not essentially equivalent to a dividend” if the reduction in such U.S. Holder’s proportionate interest in RADVISION (taking into account all shares actually and constructively owned by such U.S. Holder) as a result of the purchase constitutes a “meaningful reduction” given such U.S. Holder’s particular facts and circumstances. Whether the receipt of cash by a U.S. Holder who sells shares pursuant to the offer will be “not essentially equivalent to a dividend” will depend upon such U.S. Holder’s particular facts and circumstances.  The U.S. Internal Revenue Service, or the IRS, has held that that even a small reduction in the percentage interest of a stockholder whose relative stock interest in a publicly held corporation is minimal (for example, an interest of less than 1%) and who exercises no control over corporate affairs should constitute such a “meaningful reduction.”  U.S. Holders should consult their tax advisors as to the application of this test in their particular circumstances.

Characterization of the Purchase if RADVISION is a Passive Foreign Investment Company.  In general, a non-U.S. corporation will be classified as a passive foreign investment company within the meaning of Section 1297(a) of the Code ("PFIC") if, for any taxable year, at least 75.0% of its gross income consists of passive income (such as dividends, interest, rents, royalties, or gains on certain securities or commodities transactions), or at least 50.0% of the average value of its assets consists of assets that produce or are held for the production of, passive income. We believe that there was a substantial risk that RADVISION was a PFIC in 2008 and 2009.  We believe there is also a substantial risk that RADVISION will qualify as a PFIC in 2010.

Assuming the purchase of shares by us pursuant to the offer is treated as a sale or exchange for U.S. federal income tax purposes under the Section 302 tests, if RADVISION was characterized as a PFIC for any taxable year, in general any gain recognized by a U.S. Holder who sells RADVISION shares pursuant to the offer would be treated as ordinary income and would be subject to tax as if the gain had been realized ratably over the holding period of the RADVISION shares.  The amount allocated to the current taxable year and any taxable year with respect to which RADVISION was not a PFIC would be taxed as ordinary income (rather than capital gain) earned in the current taxable year.  The amount allocated to other taxable years would be taxed at the highest marginal rates applicable to ordinary income for such taxable years, and the U.S. Holder also would be liable for an additional tax equal to the interest on such tax liability for such years.

However, other outcomes are possible, depending on a number of factors including (i) whether the offer is treated as a dividend and (ii) whether such U.S. Holder has made a "mark-to-market" election or makes a "Qualified Electing Fund" election.  If it is determined that RADVISION is a PFIC, U.S. Holders are urged to consult their tax advisors regarding the effects of the PFIC rules in their particular circumstances.

We recommend that U.S. Holders consult their tax advisors regarding the potential application of the PFIC rules to the sale of RADVISION shares pursuant to the offer.

Information Reporting and Backup Withholding.  Payments made by the U.S. Depositary in connection with the offer may be subject to information reporting to the IRS and possible backup withholding.  Under the U.S. federal backup withholding tax rules, 28.0% of the gross proceeds payable to a shareholder or other payee pursuant to the offer must be withheld and remitted to the U.S. Treasury, unless the U.S. Holder (or other payee) who tenders its RADVISION shares to the U.S. Depositary provides such shareholder's (or other payee's) taxpayer identification number (employer identification number or social security number) to the U.S. Depositary and otherwise complies with the backup withholding rules.  Each U.S. Holder tendering its shares to the U.S. Depositary should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal in order to provide the information and certificate necessary to avoid backup withholding.

Amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holders' U.S. federal income tax liability, provided the required information is furnished to the IRS.

Material Israeli Tax Consequences.

The following discussion summarizes the material Israeli tax consequences of the offer applicable to RADVISION’s shareholders whose RADVISION shares are tendered and accepted for payment pursuant to the offer.  The following discussion is based on the Israeli Income Tax Ordinance [New Version], 1961, as amended, or the Ordinance, the regulations promulgated thereunder, administrative rulings and pronouncements, all of which are subject to change, possibly with retroactive effect.  Any such change could alter the tax consequences discussed below.  There can be no assurance that the Israeli Tax Authority (ITA) or a court will not take a position contrary to the Israeli income tax consequences discussed herein or that any such contrary position taken by the ITA or a court would not be sustained.  This discussion addresses only RADVISION shares that are held as capital assets (generally, assets held for investment) within the meaning of the Ordinance.  This discussion does not address all of the tax consequences that may be relevant to shareholders in light of their particular circumstances or certain types of shareholders subject to special treatment.

The tax discussion set forth below is included for general information purposes only and is based on present law.  Because individual circumstances may differ, we recommend that you consult your tax advisors to determine the applicability of the rules discussed below to you and the particular tax effects of the offer, including the application of Israeli or other tax laws.

The summary below does not discuss the effects of any non-Israeli tax laws.  We recommend that holders of RADVISION shares who are U.S. Holders consult their tax advisors regarding the U.S. federal, state and local income tax consequences of the offer.  For a discussion of material U.S. federal income tax consequences, see above under "Material U.S. Federal Income Tax Consequences."

Characterization of the Purchase.  The ITA has indicated in the past that, depending on the specific circumstances of the case, a purchase by a company of its own shares may be classified for Israeli tax purposes as either a sale of shares or a dividend distribution by the company. Based on a tax opinion we received, since Mr. Zohar Zisapel and our other directors and executive officers have informed us that they do not intend to tender shares in the offer, and therefore the purchase of shares by us will not be pro-rata from all of our shareholders, said purchase of shares should not be treated as a dividend distribution for Israeli tax purposes. Therefore, receipt of cash for RADVISION shares pursuant to the offer should generally be treated as a capital gain transaction for Israeli income tax purposes, in which a holder of RADVISION shares will be treated as having sold such RADVISION shares.

Israeli Residents.  Israeli law generally imposes a capital gains tax on a sale or disposition of any capital assets by Israeli residents, as defined for Israeli tax purposes, and on the sale of assets located in Israel, including shares in Israeli companies (such as RADVISION), by non-Israeli residents, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder's country of residence provides otherwise (see below).

Tax Rates.  Pursuant to the Ordinance and the regulations promulgated thereunder, the tax rate applicable to capital gains derived from the sale of shares, whether listed on a stock market or not, is 20.0% for Israeli individuals, unless such shareholder claims a deduction for financing expenses in connection with such shares, in which case the gain generally will be taxed at a rate of 25.0%. Additionally, if such shareholder is considered a “significant shareholder” at any time during the 12-month period preceding such sale, i.e., such shareholder holds directly or indirectly, including with others, at least 10.0% of any means of control in the company, the tax rate is 25.0%.  Companies are subject to the corporate tax rate on capital gains derived from the sale of shares (25.0% in 2010).  However, the foregoing tax rates will not apply to: (i) dealers in securities; (ii) shareholders who acquired their RADVISION shares prior to RADVISION’s initial public offering on Nasdaq (that may be subject to a different tax arrangement); and (iii) in some cases, shareholders who received their RADVISION shares through the exercise of employee stock options or otherwise as compensation.  The tax basis of RADVISION shares acquired prior to January 1, 2003 by individuals and by companies will be determined in accordance with the average closing share price on the TASE or Nasdaq, as applicable, for the three trading days preceding January 1, 2003.  However, a request may be made to the tax authorities to consider the actual adjusted cost of the RADVISION shares as the tax basis if it is higher than such average price.

Non-Israeli residents.  Non-Israeli residents should generally be exempt from capital gains tax on the sale of the RADVISION shares, provided that such shareholders did not acquire their RADVISION shares prior to RADVISION’s initial public offering and that the gains are not attributed to a permanent establishment of such shareholders in Israel.  However, non-Israeli corporations will not be entitled to such exemption if Israeli residents (i) have a controlling interest of 25.0% or more in such non-Israeli corporation, or (ii) are the beneficiary of, or are entitled to, 25.0% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In addition, pursuant to the Convention between the Government of the United States of America and the Government of Israel with Respect to Taxes on Income, as amended, or the U.S.-Israel Tax Treaty, the sale, exchange or disposition of RADVISION shares by a person who (i) holds the RADVISION shares as a capital asset, (ii) qualifies as a resident of the United States within the meaning of the U.S.-Israel Tax Treaty, and (iii) is entitled to claim the benefits afforded to such U.S. resident by the U.S.-Israel Tax Treaty (such person is referred to as a U.S. Treaty Resident), generally will not be subject to Israeli capital gains tax unless such U.S. Treaty Resident held, directly or indirectly, RADVISION shares representing 10.0% or more of the voting power of RADVISION during any part of the 12-month period preceding the sale, exchange or disposition, subject to certain conditions, or the capital gains can be allocated to a permanent establishment of such U.S. Treaty Resident in Israel.  If the exemption is not available, such sale, exchange or disposition would be subject to Israeli capital gains tax to the extent applicable.  Under the U.S.-Israel Tax Treaty, such U.S. Treaty Resident would be permitted to claim a credit for Israeli income tax against the U.S. federal income tax imposed on the disposition, subject to the limitations in the U.S. tax laws applicable to foreign tax credits.

Israeli Withholding Tax.  The gross proceeds payable to a tendering shareholder in the offer generally will be subject to Israeli withholding tax at the rate of 20.0% (in the case of an individual) or 25.0% (in the case of a corporation) of the shareholder's gain on such sale.  We received a tax opinion with respect to the withholding of Israeli tax applicable to shareholders as a result of the purchase of RADVISION shares pursuant to the offer. Based on the tax opinion, in applying Israeli withholding tax we may rely on Tax Ruling No. 30/08 published by the ITA in April 2009 which provides the following with respect to the withholding of Israeli tax in an offer to purchase shares similar to this offer:

(1) payments to be made to tendering shareholders who declare that they are non-Israeli residents holding their RADVISION shares through non-Israeli brokers or financial institutions and that they are entitled to an exemption from Israeli withholding tax, will not be subject to Israeli withholding tax. Such declaration will provide specific statements included for this purpose in ITA Form 2402;

(2) payments to be made to tendering shareholders who declare that they are eligible Israeli brokers or Israeli financial institutions holding RADVISION shares on behalf of a tendering shareholder will not be subject to Israeli withholding tax, and the relevant Israeli broker or Israeli financial institution will withhold Israeli tax, if any, as required by Israeli law; and

(3) payment to be made to tendering shareholders who are not described in clauses (1) and (2) above will be subject to Israeli withholding tax at the fixed rate of 20.0% for individuals and 25.0% for entities of the gross proceeds payable to them pursuant to the offer.

More specifically, based on the tax opinion we received if a RADVISION shareholder tenders its RADVISION shares to:

the U.S. Depositary, the U.S. Depositary is required to withhold (through RADVISION) Israeli tax at the applicable rate of the gross proceeds payable to such shareholder pursuant to the offer, unless such shareholder, upon the terms and conditions set forth in the Letter of Transmittal, either:

•
certifies, by completing properly the Declaration Form (Declaration of Status for Israeli Income Tax Purposes) (the "Declaration Form"), included in the Letter of Transmittal or otherwise delivered to such shareholder, that: (1) such shareholder is NOT a “resident of Israel” for purposes of the Ordinance (and, in the case of corporations, that no Israeli residents (x) hold 25.0% or more of the means of control of such corporations or (y) are the beneficiaries of, or are entitled to, 25.0% or more of the revenues or profits of such corporations, whether directly or indirectly) and provides certain additional declarations (including those on ITA Form 2402) required to establish such shareholder's exemption from Israeli withholding tax (including that such shareholder acquired his, her or its RADVISION shares after RADVISION’s initial public offering on Nasdaq on March 14, 2000); or (2) such shareholder is an eligible bank, broker or financial institution resident in Israel holding RADVISION shares on behalf of a tendering shareholder.  In such case, the U.S. Depositary will not withhold any Israeli withholding tax from the gross proceeds payable to you pursuant to the offer; or

•
provides the U.S. Depositary, as instructed in the Letter of Transmittal, with a valid certificate of exemption or tax approval from the ITA, or ITA Waiver, applying withholding tax at a lesser rate than that described above or otherwise granting a specific exemption from Israeli withholding tax. In such case, the U.S. Depositary will withhold (through RADVISION) Israeli withholding tax at the rate prescribed by such certificate or approval (or not withhold, if such shareholder is entitled to an exemption); or

the Israeli Depositary, and such shareholder:

•
holds its RADVISION shares through a TASE member, such TASE member will withhold Israeli income tax, if applicable, at the rate of up to 20.0% (for individuals) and 25.0% (for corporations) of the gain realized by such shareholder from the sale of RADVISION shares in the offer, in accordance with the Israeli Income Tax Regulations (Withholding from Consideration, Payment or Capital Gains on the Sale of a Security or Forward Transaction), 5763-2002; or

•
is named as a holder of RADVISION shares in the Register of Shareholders of RADVISION, the Israeli Depositary may be required to withhold Israeli tax at the applicable rate of the gross proceeds payable to such shareholder pursuant to the offer, unless such shareholder provides the Israeli Depositary, as instructed in the Letter of Transmittal, with a valid ITA Waiver applying withholding tax at a lesser rate than that described above or otherwise granting a specific exemption from Israeli withholding tax. In such case, the Israeli Depositary will withhold Israeli withholding tax at the rate prescribed by such ITA Waiver (or not withhold, if such shareholder is entitled to an exemption).

We recommend that you consult your tax advisors regarding the application of Israeli income and withholding taxes (including eligibility for any withholding tax reduction or exemption, and the refund procedure).

Please note that if you tender your RADVISION shares to the U.S. Depositary and provide a Declaration Form, you also consent to the provision of such Declaration Form to us and to the ITA in case the ITA so requests for purposes of audit or otherwise.

All questions as to the validity, form or eligibility of any Declaration Form or ITA Waiver (including time of receipt) and, subject to applicable law, the withholding of Israeli taxes, will be determined by us, in our sole discretion.  This determination will be final and binding on all parties.  We reserve the absolute right to reject any or all Declaration Forms or ITA Waivers that we determine not to be in proper form or pursuant to which the failure to withhold any Israeli taxes may be unlawful.  We also reserve, subject to applicable law, the absolute right, in our sole discretion, to waive any defect or irregularity in any Declaration Form or ITA Waiver of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders.  None of us, our affiliates, our assigns, the Depositaries, the Information Agent, our Israeli legal counsel or any other person will be under any duty to give notification of any defects or irregularities or incur any liability for failure to give any notification.

An excerpt of the definition of an Israeli resident in the Ordinance is attached as Annex B.

The Israeli withholding tax is not an additional tax.  Rather, the Israeli income tax liability of shareholders subject to Israeli withholding tax will be reduced by the amount of Israeli tax withheld.  If Israeli withholding tax results in an overpayment of Israeli taxes, the holder may apply to the ITA in order to obtain a refund.  However, no assurance is given as to whether and when the ITA will grant such refund.

The foregoing description is intended only as a summary and does not purport to be a complete analysis or listing of all potential Israeli tax effects of the offer.  We recommend that RADVISION shareholders consult their tax advisors concerning the Israeli and non-Israeli tax consequences to them of tendering their shares in the offer.

6.	PRICE RANGE OF THE SHARES ETC.

RADVISION’s shares are listed and traded on Nasdaq and on the TASE, both under the ticker symbol “RVSN”.  RADVISION’s shares commenced trading on Nasdaq in March 14, 2000 and on the TASE in October 20, 2002.

The following table sets forth, for each of the fiscal quarters indicated, the high and low sale prices per share on Nasdaq and the TASE as reported in published financial sources.  All share prices on Nasdaq are reported in U.S. dollars and all share prices on the TASE are reported in NIS.  On July 26, 2010, the prevailing exchange rate was $1.00 for NIS 3.859.

Quarter	Nasdaq Global Market		The Tel Aviv Stock Exchange
	High	Low	High	Low
2008
Third Quarter	$7.78	$5.34	NIS 27.50	NIS 17.30
Fourth Quarter	$6.99	$4.08	NIS 28.00	NIS 16.19
2009
First Quarter	$6.23	$4.31	NIS 26.22	NIS 17.83
Second Quarter	$8.63	$4.85	NIS 33.76	NIS 20.20
Third Quarter	$9.61	$7.07	NIS 35.50	NIS 28.69
Fourth Quarter	$7.11	$5.60	NIS 32.39	NIS 21.26
2010
First Quarter	$6.95	$5.95	NIS 25.88	NIS 22.10
Second Quarter	$6.96	$5.60	NIS 25.90	NIS 20.83
Third Quarter*	$6.74	$6.00	NIS 25.00	NIS 23.31

* Through July 26, 2010

The following table sets forth, for each of the months indicated, the high and low sale prices per share on Nasdaq and the TASE as reported in published financial sources.  All share prices on Nasdaq are reported in U.S. dollars and all share prices on the TASE are reported in NIS.  On July 26, 2010, the prevailing exchange rate was $1.00 for NIS 3.859.

Month	Nasdaq Global Market		The Tel Aviv Stock Exchange
	High	Low	High	Low
July 2009	$8.97	$7.07	NIS 34.25	NIS 28.69
August 2009	$9.19	$7.71	NIS 33.98	NIS 28.99
September 2009	$9.61	$8.81	NIS 35.50	NIS 33.00
October 2009	$6.65	$5.60	NIS 32.39	NIS 21.26
November 2009	$7.11	$5.92	NIS 26.48	NIS 22.33
December 2009	$6.40	$5.78	NIS 23.98	NIS 22.00
January 2010	$6.59	$5.95	NIS 24.78	NIS 22.10
February 2010	$6.74	$5.96	NIS 24.27	NIS 22.40
March 2010	$6.95	$6.03	NIS 25.88	NIS 23.15
April 2010	$6.96	$6.39	NIS 25.90	NIS 23.40
May 2010	$6.46	$5.60	NIS 23.97	NIS 21.11
June 2010	$6.45	$5.76	NIS 24.25	NIS 20.83
July 2010*	$6.74	$6.00	NIS 25.00	NIS 23.31

* Through July 26, 2010

The average closing sale price for RADVISION shares on Nasdaq during the six months prior to the date of this offer to purchase, i.e., between January 27, 2010 and July 26, 2010 was $6.26 per share.  Accordingly, the purchase price in the offer is 16.6% higher than the said average closing price on Nasdaq and is 9.9% higher than the closing price on Nasdaq on July 26, 2010.

The average closing sale price for RADVISION shares on the TASE during the six months prior to the date of this offer to purchase, i.e., between January 27, 2010 and July 26, 2010, was NIS 23.57 ($6.11 based on an exchange rate of NIS 3.859 per U.S. dollar as of July 26, 2010) per share. Accordingly, the purchase price in the offer (NIS 28.17 based on an exchange rate of NIS 3.859 per United States dollar as of July 26, 2010) is 19.5% higher than the said average closing price on the TASE and is 14.3% higher than the closing price on the TASE on July 26, 2010.

On July 26, 2010, the last full trading day on Nasdaq and the TASE before we commenced the offer, the closing sale price of the RADVISION shares was $6.64 per share on Nasdaq and NIS 24.64 per share ($6.39 based on an exchange rate of NIS 3.859 per United States dollar as of July 26, 2010) on the TASE.

We recommend that you obtain a current market quotation for RADVISION shares.

As of December 31, 2009, RADVISION’s shareholders equity was $133,013,000 and its shareholders’ equity per share (based on 19,509,380 RADVISION shares outstanding on such date) was $6.82.

Dividend Distributions Policy.  We have never declared or paid any cash dividends to our shareholders.  We currently intend to retain future earnings for use in our business and do not anticipate paying cash dividends on our shares in the foreseeable future. Any future dividend policy will be determined by our board of directors and will be based upon conditions then existing, including our results of operations, financial condition, current and anticipated cash needs, contractual restrictions and other conditions.  In addition, our articles of association provide that the declaration of a dividend requires approval by an ordinary resolution of our shareholders, which may decrease but not increase the amount proposed by the board of directors.

7.	EFFECTS OF THE OFFER ON THE MARKET FOR SHARES; REGISTRATION UNDER THE EXCHANGE ACT.

Our purchase of RADVISION shares pursuant to the offer will reduce the number of RADVISION shares that might otherwise be traded publicly and may reduce the number of RADVISION shareholders.  In particular, if the offer is consummated, RADVISION’s “public float,” that is, the number of RADVISION shares owned by RADVISION’s non-affiliated shareholders and available for trading in the securities markets, will be reduced.  This may result in lower share prices or reduced liquidity in the trading market for RADVISION shares in the future.  Nonetheless, we anticipate that there will be a significant number of RADVISION shares issued and outstanding and publicly traded following consummation of the offer to ensure a continued trading market for the RADVISION shares.  Based upon published guidelines of Nasdaq and the TASE, we believe that our purchase of RADVISION shares pursuant to the offer will not, in itself, cause the remaining RADVISION shares to be delisted from Nasdaq or the TASE.

The RADVISION shares are currently “margin securities” under the rules and regulations of the Board of Governors of the Federal Reserve System.  This has the effect, among other things, of allowing brokers to extend credit to their customers using such RADVISION shares as collateral.  We believe that, following the purchase of RADVISION shares pursuant to the offer, the RADVISION shares will continue to be “margin securities” for purposes of the margin rules and regulations of the Board of Governors of the Federal Reserve System.

The RADVISION shares are registered under the Exchange Act, which requires, among other things, that RADVISION furnish certain information to its shareholders and the SEC.  We believe that our purchase of RADVISION shares pursuant to the offer will not result in deregistration of the RADVISION shares under the Exchange Act or otherwise cause RADVISION to no longer be subject to the reporting requirements of the Exchange Act applicable to us (as a foreign private issuer).

8.	INFORMATION CONCERNING RADVISION.

Our legal and commercial name is RADVISION Ltd. We were incorporated under the laws of the State of Israel in January, 1992, commenced operations in October 1992 and commenced sales of our products in the fourth quarter of 1994. Since our initial public offering on March 14, 2000, our ordinary shares have been listed and traded on Nasdaq (symbol: RVSN) and since October 20, 2002, our ordinary shares have also been listed and traded on the TASE (symbol: RVSN).  We are a public limited liability company under the Israeli Companies Law and operate under this law and associated legislation. Our registered offices and principal place of business are located at 24 Raoul Wallenberg Street, Tel Aviv 69719, Israel, and our telephone number is +972-3-767-9300. Our website address is http://www.radvision.com.  However, information contained on our website does not constitute a part of this offer to purchase.

We are a leading provider of high quality, scalable and easy-to-use products and technologies for videoconferencing, video telephony, and the development of converged voice, video and data over Internet Protocol (IP) and third generation (3G) networks. Hundreds of thousands of end-users around the world today communicate over a wide variety of networks using products and solutions based on or built around our multimedia communication platforms and software development solutions.

The name, business address, present principal occupation and material positions held during the past five years of each of our executive officers, directors and other “senior office holders” (as such term is defined under the Israeli Securities Law) are set forth in Schedule I to this offer to purchase.

None of RADVISION or, to the best of our knowledge, any of the persons listed on Schedule I:

•	has been convicted in a criminal proceeding in the past five years (excluding traffic violations or similar misdemeanors);

•
has been party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws; or

•
has been otherwise convicted in a criminal proceeding and the statute of limitation regarding such conviction, pursuant to the Israeli Criminal Registration and Rehabilitation Law, 1981, has not elapsed prior to the date of this offer to purchase.

Available Information. We are subject to the informational filing requirements of the Exchange Act applicable to “foreign private issuers” and, in accordance therewith, are obligated to file reports, including annual reports on Form 20-F, and other information with the SEC relating to our business, financial condition and other matters. In addition, we have filed with the SEC a Schedule TO, which includes this offer to purchase as an exhibit thereto and contains additional information concerning the offer.

These reports and other information should be available for inspection at the public reference facilities of the SEC at 100 F.  Street, N.E., Room 1580, Washington, D.C. 20549.  Copies of this information should be obtainable by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F.  Street, N.E., Room 1580, Washington, D.C. 20549.  RADVISION’s filings on or after February 23, 2000, are also available on the SEC's website (http://www.sec.gov).

According to Chapter E'3 of the Israeli Securities Law and regulations promulgated thereunder, RADVISION is required to file with the ISA and the TASE any document it is required to file or that it has furnished or made public to its investors in accordance with U.S. law and any other information that it receives from its shareholders regarding their holdings in RADVISION, and which was furnished or that has to be furnished, according to U.S. law, to RADVISION’s shareholders.  Such filings, if filed on or after October 16, 2002, are available on the TASE's website (http://maya.tase.co.il/bursa/index.asp), and, if were filed on or after November 4, 2003, are also available on the ISA's website (http://www.magna.isa.gov.il).

Incorporation by Reference.  The rules of the SEC allow us to “incorporate by reference” information into this offer to purchase, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. We incorporate by reference each of the following documents:

•
the risk factors under the headings entitled “Risks Relating to Our Business”, “Risks Relating to Our Ordinary Shares” and “Risks Relating to Our Location in Israel” in Item 3.D of our annual report on Form 20-F for the fiscal year ended December 31, 2009, filed with the SEC on April 26, 2010;

•	our Notice for the Extraordinary General Meeting of our shareholders to be held on Tuesday, August 31, 2010, included in our report on Form 6-K, filed with the SEC on July 27, 2010; and

•	the description of our shares included in our registration statement on Form 8-A, including any amendments or reports we file for the purpose of updating that description.

In addition, we may file an amendment to the Schedule TO to incorporate by reference into this offer to purchase any documents and reports we file with the SEC pursuant to the Exchange Act subsequent to the date of this offer to purchase and prior to the Final Expiration Date. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this offer to purchase to the extent that a statement contained in any subsequently filed document or report which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this offer to purchase.

9.	SOURCES AND AMOUNT OF FUNDS.

The offer is not conditioned on the availability of financing.  We estimate that the total amount of funds that will be required to consummate the offer, including fees and expenses, is approximately $7.4 million (assuming we purchase 976,212 RADVISION shares, the number of RADVISION shares sought to be purchased in the offer).  We possess all necessary funds to consummate the offer from cash on hand.  To secure the payment for the RADVISION shares tendered in the offer, the Israeli Depositary, who is a member of the TASE, has agreed to guarantee our obligation to pay for the RADVISION shares.  In addition, to secure this guarantee, we have engaged the Israeli Depositary to act as an escrow agent and have deposited cash into an escrow account in an amount sufficient to pay for the number of RADVISION shares that we are offering to purchase in the offer.

10.	CONDITIONS TO THE OFFER.

Under Israeli law, we will become irrevocably bound to purchase, subject to proration, the RADVISION shares validly tendered in the offer and not properly withdrawn prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Final Expiration Date, subject to the following conditions.  Notwithstanding any other provisions of the offer, and in addition to (and not in limitation of) our rights to extend the Initial Offer Period or otherwise amend the terms of the offer at any time, we shall not be required to accept for payment and, subject to Israeli law and any applicable rules and regulations of the SEC, including Rule 13e-4(f)(5) under the Exchange Act (relating to our obligation to either pay for or return tendered shares promptly after the termination or withdrawal of the offer), pay for, and may delay the acceptance for payment of and accordingly the payment for, any tendered RADVISION shares, and terminate the offer, if, in our reasonable judgment, any of the following occurs:

(a)      at 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, any one or more of the following conditions has not been satisfied:

(1)
there shall have been validly tendered and not properly withdrawn RADVISION shares representing 5.0% of the voting power of RADVISION on the Initial Completion Date (currently, 976,212 RADVISION shares), such that following the consummation of the offer, we would hold 3,968,205 RADVISION shares in treasury (including 2,991,993 RADVISION shares held in treasury on the date of this offer to purchase), representing approximately 17.62% of the issued RADVISION shares;

(2)
as required by Israeli law, at the completion of the Initial Offer Period, the aggregate number of RADVISION shares validly tendered in the offer and not properly withdrawn (excluding the RADVISION shares held by us or our affiliates pursuant to Section 331(c) of the Israeli Companies Law) is greater than the aggregate number of RADVISION shares represented by Notices of Objection to the offer; or

(3)
in accordance with Israeli law, the shareholders of RADVISION shall have approved the transaction, by a special majority (the affirmative vote of the holders of a majority of the RADVISION shares present , in person or by proxy, and voting on the matter, provided that either (i) such majority includes at least one-third of the votes of disinterested shareholders voting on the matter (not including abstentions) or (ii) the total number of votes of disinterested shareholders voted against the matter does not exceed one percent of our voting power), at RADVISION’s extraordinary general meeting, scheduled to take place on Tuesday, August 31, 2010.

(b)      (1) at any time on or after commencement of the offer and prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date,

•	any “event” (as such term is defined below) shall have occurred,

•	we did not know and could not have known of, and we did not foresee and could not have foreseen, in each case, on the date of this offer to purchase, the occurrence of such “event,” and

•
such “event” would cause the terms of the offer as a result of such event to become materially different from the terms which a reasonable offeror would have proposed had it known of such “event” on the date of this offer to purchase;

(a)   For purposes of this paragraph (b)(1), an “event” shall mean any of the following:

(A)
any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, enforced, promulgated, amended, issued or deemed applicable to the offer, by any legislative body, court, government or governmental, administrative or regulatory authority or agency of competent jurisdiction, domestic or foreign;

(B)	any action or proceeding instituted or pending by any governmental entity or third party before a court or other authority of competent jurisdiction, domestic or foreign; or

(C)
any change that has or will have occurred (or any development that has or will have occurred involving prospective changes) in the business, assets, liabilities, conditions (financial or otherwise), prospects or results of operations of RADVISION that has, or could reasonably be expected to have, in our reasonable discretion, a material adverse effect on RADVISION; or

(b)     (2) at any time on or after commencement of the offer and prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, any of the following shall have occurred, provided that we did not know and could not have known of, nor did we foresee and could have foreseen, such an event, on the date of this offer to purchase:

•	any general suspension of, or limitation on prices for, trading in securities on Nasdaq or the TASE;

•
a declaration of a banking moratorium or any suspension of payments in respect of banks in the U.S. or Israel (whether or not mandatory) or a material limitation (whether or not mandatory) by any governmental entity on the extension of credit by banks or other lending institutions, that could have a material adverse effect on us or the trading of our shares;

•
a commencement of a war, armed hostilities or other national or international crisis directly or indirectly involving the U.S. or a material limitation (whether or not mandatory) by any governmental entity on the extension of credit by banks or other lending institutions;

•	in the case of any of the foregoing existing at the time of the commencement of the offer, a material escalation or the worsening thereof;

•
any change in the general political, market, economic or financial conditions in the United States, Israel or abroad that could, in our reasonable judgment, have a material adverse effect on us or the trading of our shares; or

•
a tender offer or exchange offer for any or all of RADVISION shares, or any merger, acquisition, business combination or other similar transaction with or involving RADVISION or any of its subsidiaries, shall have been proposed, announced or made by any person or has been publicly disclosed; or

(c)           at least one Israeli business day prior to the Initial Completion Date, we shall not have obtained any approvals, licenses, permits or consents of any competent authority or any other approval, which is required under applicable law in order to purchase the RADVISION shares pursuant to the offer (see Section 11), including the approval of the shareholders of RADVISION by a special majority at RADVISION’s extraordinary general meeting, as described above.  This includes that any U.S. governmental, administrative or regulatory authority or agency has imposed, or has sought to impose, a requirement as to the terms of, or the disclosure with respect to, the offer, the compliance with which would (1) result in unreasonable cost or expense to us, (2) require our unreasonable commercial efforts, or (3) otherwise would prohibit consummation of the offer or prevent consummation thereof within the time periods prescribed by applicable law.

(c) The foregoing conditions may be asserted by us regardless of the circumstances giving rise to any such conditions and, in the case of clause (b) above, subject to applicable law, may be waived by us in whole or in part at any time and from time to time until the Initial Completion Date (as may be extended), in each case, in the exercise of our reasonable judgment. You should be aware that, under Israeli law, we may not waive the conditions set forth in clause (a) and clause (c) above.

(d) Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date.  All of the conditions of the offer must be satisfied or waived before the Initial Completion Date.  If we proceed with the offer after failing to exercise any of the foregoing rights, this will be deemed a waiver of such rights, and depending on the materiality of the waived right and the number of days remaining in the offer, we may be required to extend the offer and recirculate new disclosure to the tendering shareholders.

(e) Any determination we make concerning any condition described in this Section 10 shall be final and binding on all parties (unless challenged by any RADVISION shareholder in a court of competent jurisdiction, in which case such court’s decision, subject to appellate court review, if applicable, shall be final and binding on all parties). A public announcement will be made of a material change in, or waiver of, such conditions, and the Initial Offer Period may, in certain circumstances, be extended in connection with any such change or waiver.

Should the offer be terminated pursuant to the foregoing provisions, all tendered RADVISION shares not theretofore accepted for payment shall promptly be returned by the Depositaries to the tendering shareholders.

The offer is not conditioned on the availability of financing.

You may tender your shares in this offer, take no action or deliver a Notice of Objection to this offer, whether or not you vote to approve the offer in the extraordinary general meeting.  A vote against this offer in the extraordinary general meeting will not constitute a Notice of Objection to the offer. A vote in favor of this offer in the extraordinary general meeting will not constitute a tender of RADVISION shares in the offer.

11.	LEGAL MATTERS AND REGULATORY APPROVALS.

The Israeli Securities Authority.  Pursuant to the Israeli Securities Law, if the ISA, including an employee it authorized for that purpose, determines that this offer to purchase and related materials do not contain all the information that the ISA believes is important for a reasonable offeree, or that this offer to purchase and related materials do not comply with the provisions of the Israeli Securities Law, the ISA may direct, during the period in which the offer is open, that the Initial Completion Date be postponed, and the ISA may direct, after having given us appropriate opportunity for a fair hearing before it, that an amendment to this offer to purchase and related materials be published within one Israeli business day (unless it stipulates another time), or that an amended offer to purchase and related materials should be provided in the form and manner it directs.  The ISA may order the postponement of the Initial Completion Date, if it sees fit to do so, for the protection of the interests of the offerees.

The U.S. Securities and Exchange Commission.   The SEC may or may not review and comment on this offer to purchase and related documents.  However, the offer has not been approved or disapproved by the SEC (or, for that matter, any state securities commission or the ISA), nor has the SEC (or any state securities commission or the ISA) passed upon the fairness or merits of the offer or upon the accuracy or adequacy of the information contained in this offer to purchase.  Any representation to the contrary is a criminal offense.

General.  In addition, we must receive any necessary material approval, permit, authorization or consent of any U.S., Israeli or other governmental, administrative or regulatory agency (federal, state, local, provincial or otherwise) prior to the Initial Completion Date.  Except as set forth above, we are not aware of any license or regulatory permit that appears to be material to the business of RADVISION and its subsidiaries, taken as a whole, that might be adversely affected by our acquisition of RADVISION shares pursuant to the offer.  If any such material approval or other action is required, we presently contemplate to use our reasonable commercial efforts to obtain such approval or take such action.  While, except as otherwise described in this offer to purchase, we do not presently intend to delay the acceptance for payment of, or payment for, RADVISION shares tendered in the offer pending the outcome of any such matter, there can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions, or that failure to obtain any such approval or other action might not result in unknown or unforeseen consequences adverse to RADVISION’s business.  See Section 11 for conditions to the offer, including conditions with respect to regulatory approvals.

12.	FEES AND EXPENSES.

We have retained MacKenzie Partners, Inc. to serve as our Information Agent, American Stock Transfer & Trust Company to serve as the U.S. Depositary and Clal Finance Batucha Investment Management Ltd. to serve as the Israeli Depositary. The Information Agent may contact holders of RADVISION shares by personal interview, mail, telephone, telex, telegraph and other methods of electronic communication and may request brokers, dealers, banks, trust companies and other nominees to forward the materials relating to the offer to beneficial holders. As compensation for acting as Information Agent in connection with the offer, MacKenzie Partners, Inc. will be paid a reasonable and customary fee for its services and will also be reimbursed for reasonable out-of-pocket expenses and may be indemnified against specified liabilities and expenses in connection with the offer, including specified liabilities under the federal securities laws.

We will pay the Depositaries reasonable and customary compensation for their services in connection with the offer and reimburse them for reasonable out-of-pocket expenses, and will indemnify them against specified liabilities and expenses in connection with their services, including specified liabilities under the federal securities laws.

It is estimated that the expenses incurred in connection with the offer will be approximately as set forth below:

Information Agent Fees and Expenses	$13,000
U.S. and Israeli Depositaries’ Fees and Expenses	$35,000
Filing Fees	$650
Accounting and Tax Related Fees	$27,000
Legal Fees	$150,000
Printing and Mailing Costs	$33,000
Miscellaneous	$15,000
Total	$273,650

Except as set forth above, we will not pay any fees or commissions to any broker or dealer or other person or entity in connection with the solicitation of tenders of RADVISION shares pursuant to the offer.  We will, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding materials relating to the offer to their customers.

13.	MISCELLANEOUS.

We are making the offer to shareholders of RADVISION by this offer to purchase and the related documents delivered to you.  We are not aware of any jurisdiction where the making of the offer is prohibited by administrative or judicial action pursuant to any valid state statute.  If we become aware of any valid state statute prohibiting the making of the offer or the acceptance of the RADVISION shares pursuant thereto, we will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the offer.  If, after this good faith effort, we cannot comply with the state statute, subject to applicable law, the offer will not be made to (nor will tenders be accepted from or on behalf of) holders of RADVISION shares in that state.  In those jurisdictions where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, we will endeavor to make arrangements to have the offer made on our behalf by one or more registered brokers or dealers licensed under the laws of such jurisdictions.

No person has been authorized to give any information or to make any representation on our behalf not contained herein or in the related documents delivered to you and, if given or made, such information or representation must not be relied upon as having been authorized.

Pursuant to Rule 13e-4(c)(2) under the Exchange Act, we have filed with the SEC the Schedule TO, together with exhibits, furnishing additional information with respect to the offer.  The Schedule TO and any amendments thereto, including exhibits may be inspected at, and copies may be obtained from, the same places and in the same manner set forth in Section 8 of this offer to purchase.

Pursuant to the Securities Regulations (Tender Offer), 5760-2000, we have filed a copy of this offer to purchase with the ISA and the TASE.

RADVISION LTD.

By:	/s/ Boaz Raviv
Name: Boaz Raviv
Title: Chief Executive Officer

July 27, 2010

ANNEX A

Excerpt of Section 331 of the Israeli Companies Law 5759-1999

(Unofficial Translation from Hebrew)

“331.	Consent of shareholders

(a)	A special tender offer shall be addressed to all offerees, and the offerees may announce their consent to the special tender offer or their objection thereto.

(b)	A special tender offer may not be accepted unless a majority of the votes of offerees, who announced their position with respect thereto, agreed to the offer.

(c)
In counting the votes of the offerees, the votes of a controlling shareholder of the offeror who owns a controlling parcel of shares in the company, or of persons on their behalf or on behalf of the offeror, including their relatives and corporations under their control, shall be excluded.

(d)
If a special tender offer is accepted, then all offerees, who had not announced their position with respect the offer or who objected to the offer, may agree to the offer, not later than four days after the last date for acceptance of the tender offer, or by another date to be set by the Minister for this purpose, and they shall be treated like persons who agreed to the offer from the start.”

ANNEX B

Definition of Israeli Resident for Israeli Tax Purposes

(Unofficial Translation from Hebrew)

The following is an excerpt of Section 1 of the Israeli Income Tax Ordinance [New Version], 1961, as amended, which defines a "resident of Israel" or a "resident" as follows:

"(A) with respect to an individual - a person whose center of vital interests is in Israel; for this purpose the following provisions will apply:

(1) in order to determine the center of vital interests of an individual, account will be taken of the individual's family, economic and social connections, including, among others:

(a) place of permanent home;

(b) place of residential dwelling of the individual and the individual's immediate family;

(c) place of the individual's regular or permanent occupation or the place of his permanent employment;

(d) place of the individual's active and substantial economic interests;

(e) place of the individual's activities in organizations, associations and other institutions;

(2) the center of vital interests of an individual will be presumed to be in Israel:

(a) if the individual was present in Israel for 183 days or more in the tax year;

(b)  if the individual was present in Israel for 30 days or more in the tax year, and the total period of the individual's presence in Israel that tax year and the two previous tax years is 425 days or more.

For the purposes of this provision, "day" includes a part of a day;

(3) the presumption in subparagraph (2) may be rebutted either by the individual or by the assessing officer;

(4) …;

(B) with respect to a body of persons - a body of persons which meets one of the following:

(1) it was incorporated in Israel;

(2)  the "control and management" of its business is exercised in Israel, excluding a body of persons the control and management of whose business is exercised in Israel by an individual that has become a resident of Israel for the first time or that has become a Veteran Returning Resident, as provided in Section 14(A), and ten years have not yet lapsed from the date on which he became an Israeli resident as aforesaid, or by anyone on his behalf, provided that such body or persons would not be a resident of Israel even if the control and management of its business had not been executed by such individual or anyone on his behalf, unless requested otherwise by the body of persons."

SCHEDULE I

DIRECTORS, EXECUTIVE OFFICERS AND OTHER SENIOR OFFICE HOLDERS OF RADVISION LTD.

    The following table sets forth the name, age, present principal occupation or employment and material occupations, positions, offices or employments for the past five years, of each of our directors, executive officers and other “senior office holders” (as such term is defined under the Israeli Securities Law).  Unless otherwise indicated, the principal address of RADVISION and each of our directors and executive officers is 24 Raoul Wallenberg Street, Tel Aviv 69719, Israel, and telephone number is +972-3-767-9300.  Unless otherwise indicated, each occupation set forth opposite an individual's name refers to a position with us. Unless otherwise indicated, none of our directors and executive officers are family members of any other directors or executive officers of RADVISION or of any affiliate of RADVISION.

Name	Age	Position with RADVISION	Principal Occupation
Zohar Zisapel (1)	61	Chairman of the Board of Directors	Chairman of the board of directors of RAD Data Communication Ltd. and a director of other public companies, including RADCOM Ltd., Ceragon Networks Ltd. and Amdocs Ltd.
Boaz Raviv	50	Chief Executive Officer	Chief Executive Officer of RADVISION.
Adi Sfadia	40	Chief Financial Officer	Chief Financial Officer of RADVISION.
Joseph Atsmon (1) (2) (4)	61	Director	Director of NICE Ltd. and Ceragon Networks Ltd.
Liora Lev (2) (4)	56	Director	CEO of Advance Technology Acquisition Corp. and General Partner of Ascend Technology Ventures.
Yoseph Linde(2) (4)	63	Director	General Partner of Jerusalem Global Ventures.
Efraim Wachtel	65	Director	President and CEO of RAD Data Communication Ltd.
(1) Member of the audit committee of the board of directors.

(2) Member of the compensation committee of the board of directors.

(3) Member of the options committee of the board of directors.

(4) An “outside director” pursuant to the Israeli Companies Law.

The U.S. Depositary for the offer is:

By Hand/Overnight Courier:	By Facsimile (to Eligible Institutions only)	By Mail:
+1-718-234-5001
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	Confirm by Telephone: Toll-free (877) 248-6417 (718) 921-8317	American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042

The Israeli Depositary for the offer is:

Clal Finance Batucha Investment Management Ltd.

By Hand/Overnight Courier/Mail:	By Facsimile Transmission:

Clal Finance Batucha Investment Management Ltd. Rubinstein House 37 Menachem Begin Road Tel Aviv 65220, Israel Attn: Avi Avivi	+972-3-565-3533 Confirm by Telephone: +972-3-565-3529/30

The Information Agent for the offer is:

105 Madison Avenue
New York, New York 10016
call collect +1-212-929-5500
or
toll free +1-800-322-2885
Email: tenderoffer@mackenziepartners.com

Our Israeli legal counsel is:

2 Weizmann Street
Tel Aviv 64239, Israel
Tel:  +972-3-608-9986
Fax: +972-3-608-9808
Attn.: Noam Nativ, Adv.